                                                                     EXHIBIT 4.1



                          SOUTHWEST GAS CORPORATION

                          EMPLOYEES' INVESTMENT PLAN




















              Amended and Restated -- Effective January 1, 1989

                     Amended -- Effective January 1, 1989

                      Amended -- Effective April 1, 1992

              Amended and Restated -- Effective December 1, 1994

                                 INTRODUCTION


     The Southwest Gas Corporation Employees' Investment Plan, as amended and restated here, constitutes a continuation of the Plan as originally effective April 1, 1965. The Plan is a profit sharing plan with a cash or deferred arrangement.

     Effective January 1, 1989, the Plan was amended and restated. The purpose of the amendment was to change Plan provisions in light of tax law changes and to comply with the provisions of the Tax Reform Act of 1986, Omnibus Reconciliation Act and various Regulations requiring changes to documentation. This document makes additional changes to the Plan which include changes necessary for the Plan to comply with subsequent tax law changes. This restatement of the Plan shall be effective December 1, 1994; provided, however, that if a provision of this restatement of the Plan has a specific effective date other than December 1, 1994, the date so specified shall be the effective date of such provision.

                              TABLE OF CONTENTS
                              -----------------

  ARTICLE                                                                Page
  -------                                                                ----

     1.   DEFINITIONS

          Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
          Affiliated Company . . . . . . . . . . . . . . . . . . . . . . . .1
          Alternate Payee. . . . . . . . . . . . . . . . . . . . . . . . . .1
          Beneficiary. . . . . . . . . . . . . . . . . . . . . . . . . . . .1
          Board. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
          Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
          Committee. . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
          Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
          Company Matching Contributions . . . . . . . . . . . . . . . . . .2
          Company Matching Contributions Account . . . . . . . . . . . . . .2
          Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . .2
          Deferral Account . . . . . . . . . . . . . . . . . . . . . . . . .3
          Deferrals. . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
          Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . .3
          Eligible Employee. . . . . . . . . . . . . . . . . . . . . . . . .3
          Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
          Entry Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
          ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
          Five Percent Owner . . . . . . . . . . . . . . . . . . . . . . . .4
          Frozen After-Tax Account . . . . . . . . . . . . . . . . . . . . .4
          Hour of Service. . . . . . . . . . . . . . . . . . . . . . . . . .4
          Leased Employee. . . . . . . . . . . . . . . . . . . . . . . . . .4
          Normal Retirement Age. . . . . . . . . . . . . . . . . . . . . . .4
          Normal Retirement Date . . . . . . . . . . . . . . . . . . . . . .4
          Participant. . . . . . . . . . . . . . . . . . . . . . . . . . . .4
          Period of Severance. . . . . . . . . . . . . . . . . . . . . . . .4
          Permanently and Totally Disabled . . . . . . . . . . . . . . . . .5
          Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
          Plan Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
          Qualified Consent. . . . . . . . . . . . . . . . . . . . . . . . .5
          Qualified Domestic Relations Order . . . . . . . . . . . . . . . .5
          Rollover Account . . . . . . . . . . . . . . . . . . . . . . . . .6
          Service. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
          Spouse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
          Total Vested Account Balance . . . . . . . . . . . . . . . . . . .7
          Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
          Trust Agreement. . . . . . . . . . . . . . . . . . . . . . . . . .7
          Trust Fund or Funds. . . . . . . . . . . . . . . . . . . . . . . .7
          Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
          Valuation Date . . . . . . . . . . . . . . . . . . . . . . . . . .7
          Valuation Period . . . . . . . . . . . . . . . . . . . . . . . . .7
          Vested . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
          Voice Response . . . . . . . . . . . . . . . . . . . . . . . . . .7


     2.   PARTICIPATION

          2.01 Eligibility to Become a Participant . . . . . . . . . . . . .7
          2.02 Participation in the Plan . . . . . . . . . . . . . . . . . .8
          2.03 Reemployment. . . . . . . . . . . . . . . . . . . . . . . . .8
          2.04 Employment After Normal Retirement Age. . . . . . . . . . . .8

     3.   CONTRIBUTIONS

          3.01 Contribution of Participants' Deferrals . . . . . . . . . . .8
          3.02 Company Matching Contributions. . . . . . . . . . . . . . . .9
          3.03 Maximum Amount of Participant Deferrals . . . . . . . . . . 10
          3.04 Limitation on Deferrals . . . . . . . . . . . . . . . . . . 11
          3.05 Limitation on Company Matching Contributions. . . . . . . . 16
          3.06 Limitation on Annual Additions. . . . . . . . . . . . . . . 21
          3.07 Allocation of Forfeitures . . . . . . . . . . . . . . . . . 23
          3.08 Rollover Contributions. . . . . . . . . . . . . . . . . . . 23
          3.09 Employer Error. . . . . . . . . . . . . . . . . . . . . . . 23
          3.10 Inclusion of Ineligible Employee. . . . . . . . . . . . . . 24

     4.   INVESTMENT OF CONTRIBUTIONS AND VALUATION OF ACCOUNTS

          4.01 Participants' Accounts. . . . . . . . . . . . . . . . . . . 24
          4.02 Investment Funds. . . . . . . . . . . . . . . . . . . . . . 24
          4.03 Investment of Company Matching Contributions. . . . . . . . 25
          4.04 Allocation of Investment Income on a Valuation Date . . . . 25
          4.05 Limitation on Participant Investment Instructions . . . . . 26

     5.   WITHDRAWALS, LOANS AND QUALIFIED DOMESTIC RELATIONS ORDERS

          5.01 Withdrawal of Frozen After Tax Contributions. . . . . . . . 26
          5.02 Withdrawal of Company Matching Contributions. . . . . . . . 26
          5.03 Loans to Participants . . . . . . . . . . . . . . . . . . . 27
          5.04 Hardship Withdrawals. . . . . . . . . . . . . . . . . . . . 28
          5.05 Qualified Domestic Relations Orders . . . . . . . . . . . . 31

     6. VESTING OF RETIREMENT, DISABILITY, DEATH AND TERMINATION OF EMPLOYMENT BENEFITS

          6.01 Vesting Due to Attainment of Normal Retirement Age
               and Normal Retirement Benefits. . . . . . . . . . . . . . . 32
          6.02 Vesting Due to Disability and Disability Benefits . . . . . 32
          6.03 Vesting Due to Death and Death Benefits . . . . . . . . . . 32
          6.04 Vesting Upon Termination of Employment and
               Termination of Employment Benefits. . . . . . . . . . . . . 32
          6.05 Forfeitures . . . . . . . . . . . . . . . . . . . . . . . . 33
          6.06 Reinstatement of Forfeited Accounts . . . . . . . . . . . . 33


     7.   DISTRIBUTION OF BENEFITS

          7.01 Form of Distribution. . . . . . . . . . . . . . . . . . . . 34
          7.02 Timing of Distributions . . . . . . . . . . . . . . . . . . 34
          7.03 Eligible Rollover Distributions . . . . . . . . . . . . . . 35

     8.   PLAN ADMINISTRATION

          8.01 Appointment of Committee. . . . . . . . . . . . . . . . . . 36
          8.02 Powers and Duties . . . . . . . . . . . . . . . . . . . . . 36
          8.03 Actions by the Committee. . . . . . . . . . . . . . . . . . 38
          8.04 Interested Committee Members. . . . . . . . . . . . . . . . 38
          8.05 Investment Manager. . . . . . . . . . . . . . . . . . . . . 38
          8.06 Indemnification . . . . . . . . . . . . . . . . . . . . . . 38
          8.07 Conclusiveness of Action. . . . . . . . . . . . . . . . . . 38
          8.08 Payment of Expenses . . . . . . . . . . . . . . . . . . . . 38
          8.09 Claims for Benefits . . . . . . . . . . . . . . . . . . . . 39
          8.10 Request for Review of Denial. . . . . . . . . . . . . . . . 39
          8.11 Decision on Review of Denial. . . . . . . . . . . . . . . . 39
          8.12 Notice of Time Limits . . . . . . . . . . . . . . . . . . . 40

     9.   AMENDMENT, TERMINATION, AND MERGER OF THE PLAN

          9.01 Right to Amend the Plan . . . . . . . . . . . . . . . . . . 40
          9.02 Right to Terminate the Plan . . . . . . . . . . . . . . . . 40
          9.03 Plan Merger and Consolidation . . . . . . . . . . . . . . . 40

     10.  TRUST FUND AND THE TRUSTEE

          10.01     Selection of Trustee . . . . . . . . . . . . . . . . . 40

     11.  TOP-HEAVY PLAN REQUIREMENTS

          11.01     General Rule . . . . . . . . . . . . . . . . . . . . . 41
          11.02     Vesting Provisions . . . . . . . . . . . . . . . . . . 41
          11.03     Minimum Contribution Provision . . . . . . . . . . . . 41
          11.04     Limitation on Compensation . . . . . . . . . . . . . . 42
          11.05     Limitation on Contributions. . . . . . . . . . . . . . 42
          11.06     Coordination with Other Plans. . . . . . . . . . . . . 42
          11.07     Determination of Top-Heavy Status. . . . . . . . . . . 43
          11.08     Definition of Key Employee . . . . . . . . . . . . . . 45
          11.09     Definition of Non-Key Employee . . . . . . . . . . . . 45

     12.  MISCELLANEOUS

          12.01     Limitation on Distributions. . . . . . . . . . . . . . 46
          12.02     Limitation on Reversion of Contributions . . . . . . . 46
          12.03     Voluntary Plan . . . . . . . . . . . . . . . . . . . . 46
          12.04     Nonalienation of Benefits. . . . . . . . . . . . . . . 47
          12.05     Inability to Receive Benefits. . . . . . . . . . . . . 47


          12.06     Unclaimed Benefits . . . . . . . . . . . . . . . . . . 47
          12.07     Limitation of Rights . . . . . . . . . . . . . . . . . 48
          12.08     Invalid Provisions . . . . . . . . . . . . . . . . . . 48
          12.09     One Plan . . . . . . . . . . . . . . . . . . . . . . . 48
          12.10     Use and Form of Words. . . . . . . . . . . . . . . . . 48
          12.11     Headings . . . . . . . . . . . . . . . . . . . . . . . 48
          12.12     Governing Law. . . . . . . . . . . . . . . . . . . . . 48

     SCHEDULE A - INVESTMENT FUNDS

     Description of Investment Funds . . . . . . . . . . . . . . . . . . . 50
     Designation of Investment Funds . . . . . . . . . . . . . . . . . . . 51
     Transfer Between and Among Investment Funds . . . . . . . . . . . . . 51


                                  ARTICLE 1
                                  ---------

                                 DEFINITIONS
                                 -----------

When used in this document the following words and phrases have the meaning specified below. Additional words and phrases may be defined in the text of the Plan.

     ACCOUNTS means a Participant's Company Matching Contributions Account, Deferral Account, Frozen After Tax Account, and Rollover Account.

     AFFILIATED COMPANY means the Company, any corporation that is included in a controlled group of corporations within the meaning of Code Section 414(b) of which group the Company is also a member, any trade or business that is under common control with the Company within the, meaning of Code
Section 414(c), any member of an affiliated service group within which the Company is also included within the meaning of Code Section 414(m), and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).

     ALTERNATE PAYEE means any Spouse, former Spouse, child or other dependent of a Participant having rights to receive all, or a portion of, a Participant's benefits payable under this Plan pursuant to a Qualified Domestic Relations Order.

     BENEFICIARY means the person, persons, or entity designated by the Participant to receive any death benefit that may become payable under the Plan. The Beneficiary of a married Participant will be his Spouse unless the Participant designates a Beneficiary other than his Spouse and the Spouse executes a Qualified Consent. The Spouse may revoke such consent at any time prior to the payment of any benefits to the designated Beneficiary. The Committee may dispense with the Spouse's consent if the Spouse cannot be located, or for such other reasons as provided in Treasury Regulations. A Participant may designate primary and contingent Beneficiaries. If more than one Beneficiary is named, the Participant may specify the sequence and/or proportion in which payments will be made to each Beneficiary. In the absence of a specification of sequence or proportions, payments will be made in equal shares to all named Beneficiaries. If no Beneficiary has been designated or if the Committee is unable to locate a designated Beneficiary or if no designated Beneficiary is living at the time of the Participant's death, payment of such death benefit, if any, to the extent permitted by law, will be made to the Participant's surviving Spouse or, if none, the Participant's estate. Any minor's share may be paid to such adult or adults as have, in the opinion of the committee, assumed custody and support of such minor. However, the Committee reserves the right to delay the payment of any minor's share until the receipt of a court order designating the adult or adults to whom such payment shall be made. Any death benefit that becomes payable to executors or administrators will be paid in one lump sum. The Committee may require proof of death before payment of any death benefit under the Plan. The Committee shall have the rights set forth in Article 12.05 with respect to incompetent Beneficiary(ies).

     BOARD means the Board of Directors of the Southwest Gas Corporation.

     CODE means the Internal Revenue Code of 1986, as periodically amended.

     COMMITTEE means the Employees' Investment Plan Committee as described in
Article 8.


     COMPANY means Southwest Gas Corporation and any other Affiliated Company, unit or division of the Company which adopts the Plan by resolution of its board of directors, provided such resolution is accepted by the Board. Except as otherwise provided in the terms and conditions prescribed by Southwest Gas Corporation, all provisions of the Plan will apply to such Affiliated company and its Employees.

     COMPANY MATCHING CONTRIBUTIONS means contributions made by the Company pursuant to Article 3.02.

     COMPANY MATCHING CONTRIBUTIONS ACCOUNT means the account maintained for a Participant which is (a) credited with Company Matching Contributions and forfeitures, (b) adjusted for investment results, and (c) charged with distributions and withdrawals.

     COMPENSATION means

     (a) For purposes of determining an Eligible Employee's benefits under the Plan, the actual wages paid to an Eligible Employee during the applicable period, including sales incentive payments, but excluding pay for overtime hours, flexible benefit dollars, bonuses, or other special payments, and the Company's contributions toward insurance, retirement, and other fringe benefit or employee welfare plans or programs other than severance pay arrangements.

     (b) For purposes of Section 3.06 and Article 11 only, an Eligible Employee's earned income, wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Company (including, but not limited to, overtime, other special payments, bonuses, incentive compensation, commissions on insurance premiums, or tips), whether actually paid in cash or in kind during the Plan Year by the Company, excluding

          (i)    Company contributions to a plan of deferred compensation;

          (ii) Any group insurance or other health and welfare plan maintained by the Company;

          (iii)  Distributions from a plan of deferred compensation;

          (iv) Any amounts realized from the exercise of a nonqualified stock option;

          (v) The sale, exchange, or other disposition of stock acquired under a qualified stock option;

          (vi)   Other amounts that receive special tax benefits; or

          (vii) Any contributions made toward the purchase of an annuity described in Code Section 403(b) whether or not such amounts are actually excludable from the gross income of the Eligible Employee.

          Compensation will mean only Compensation actually paid or includable in gross income in the Plan Year. In no case will amounts deferred pursuant to Code Sections 125 be included as Compensation under this subsection (b).


     (c) The annual Compensation taken into account under the Plan for any Plan Year beginning on or after January 1, 1989, shall not exceed the maximum dollar amount ($200,000 for the year beginning in 1989 and any other amount that applies for a later year, including the limit of $150,000 that applies for the year beginning in 1994) that is permitted as of the beginning of the year under Code Section 401(a)(17) (determined after giving effect to any statutory changes affecting Code Section 401(a)(17) and any indexing or other adjustments pursuant to Code Section 401(a)(17) that are applicable for the year of the determination). In the case of a short Plan Year or other period of less than 12 months requiring a reduction of the Code Section 401(a)(17) annual limit, the otherwise applicable limit shall be prorated by multiplying it by a fraction, the numerator of which is the number of months in the short period and the denominator of which is 12. Moreover, in determining an Employee's Compensation for purposes of the Code Section 401(a)(17) limit, the rules of Code Section 414(q)(6) (requiring the aggregation of Compensation paid to family members of certain five-percent owners and the ten most highly compensated Employees) shall apply, except that in applying such rules, the term "family" shall include only the Spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted annual Code Section 401(a)(17) Compensation limit is exceeded, then such limit shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined prior to the application of the Code Section 401(a)(17) limit.

     DEFERRAL ACCOUNT means the account maintained for a Participant that is:

     (a) Credited with Company contributions into the Plan attributable to the Participant's Deferrals under Section 3.01,

     (b)  Adjusted for investment results, and

     (c)  Adjusted for distributions and withdrawals.

     DEFERRALS means an amount contributed to this Plan by the Company in lieu of being paid to a Participant as salary or wages. Deferrals will be made under salary reduction arrangements between each Eligible Employee and the Company. Section 3.01 contains the provisions under which Deferrals may be made. Deferrals consist of Matched Deferrals as described in Section 3.01(a) and Unmatched Deferrals, if any, as described in Section 3.01(b).

     EFFECTIVE DATE means April 1, 1965. Notwithstanding the foregoing, the effective date of this restatement of the Plan shall be December 1, 1994, provided, however, that if a provision of this restatement of the Plan has a specific effective date other than December 1, 1994, the date so specified shall be the effective date of such provision.

     ELIGABLE EMPLOYEE means any Employee, who is employed by the Company (excluding any person included in a unit of employees covered by an agreement that the United States Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Company; if such agreement does not call for inclusion in the Plan and there is evidence that retirement benefits were the subject of good faith bargaining between the Company and

employee representatives) and who has met the eligibility requirements of
Section 2.01 of the Plan.

     EMPLOYEE means any person who is employed by the Affiliated Company.

     ENTRY DATE means the first day of any calendar month.

     ERISA means the Employee Retirement Income Security Act of 1974.

     FIVE PERCENT OWNER means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company.

     FROZEN AFTER-TAX ACCOUNT means the account maintained for a Participant which is: (a) credited with contributions attributable to the Participant's after-tax contributions under the terms of the Plan as it was constituted on December 31, 1984; (b) adjusted for distributions and withdrawals; and (c) adjusted for investment results. Effective January 1, 1985, Participant after-tax contributions shall not be allowed.

     HOUR OF SERVICE means an hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Company for the performance of duties. These hours shall be credited to the Employee for the Plan Year in which the duties are performed. The computation of nonwork hours described in this subsection will be computed in accordance with the provisions of Department of Labor Regulation Section 2530.200b-2.

     LEASED EMPLOYEE means a leased employee within the meaning of Code
Section 414(a)(2).

     NORMAL RETIREMENT AGE means age sixty-five.

     NORMAL RETIREMENT DATE means the first day of the month following attainment of Normal Retirement Age.

     PARTICIPANT means any former or current Eligible Employee whose Accounts have not been subsequently distributed and forfeited in full.

     PERIOD OF SEVERANCE

     (a) "Period of Severance" means, for any Employee, the period beginning on the Employee's severance from Service date and ending on the date the Employee next completes an Hour of Service. An Employee's severance from Service will occur on the earlier of:

          (i) The date on which the Employee quits, retires, is discharged, or dies, or

          (ii) The first anniversary of the first date of a period in which an Employee remains absent from Service (with or without pay) with the Company for any reason other than resignation, retirement, discharge, or death, such as vacation, holiday, sickness, disability, leave of absence, or layoff.


          A one (1) year Period of Severance is a twelve (12) consecutive-month period beginning on the Employee's severance from Service date in which the Employee does not perform an Hour of Service. A Period of Severance shall be calculated in a manner that complies with the Family and Medical leave Act of 1994.

     (b) Subject to verification by the Committee, an Employee will be deemed not to have incurred a Period of Severance during the twenty four (24) consecutive-month period that the Employee is first absent from employment by reason of:

          (i)    The Employee's pregnancy;

          (ii)   Birth of a child of the Employee;

          (iii) Placement of a child with the Employee in connection with the adoption of the child by the Employee;

          (iv) Caring for such child for a period beginning immediately following the birth or placement for adoption.

     PERMANENTLY AND TOTALLY DISABLED means a disability due to sickness or injury which renders a Participant incapable of performing any Service for the Company for which he is qualified by education, training or experience. Evidence of disability satisfactory to the Committee will be required.

     PLAN means the Plan designated as the Southwest Gas Corporation Employees' Investment Plan as described in this document and as it may be periodically amended.

     PLAN YEAR means the period beginning on January 1 and ending on December
31. The Plan Year will be the limitation year for purposes of Code Section 415 and Section 3.06 of the Plan.

     QUALIFIED CONSENT means a written consent executed by a Participant's Spouse in the presence of an authorized Plan representative or notary public which by its terms acknowledges the effect of the consent. Such consent must designate any non-Spouse Beneficiary(s), any class of non-Spouse Beneficiaries, or any contingent Beneficiaries which may not be changed without a second Qualified Consent unless the first Qualified Consent permits the Participant to: (a) designate a different Beneficiary without the Spouse's consent; and (b) acknowledges that the Spouse has the right to limit consent to a specific Beneficiary. A Qualified Consent shall be valid only with respect to the Spouse who signs it.

     QUALIFIED DOMESTIC RELATIONS ORDER (QDRO) means any judgment, decree or order (including approval of a property settlement agreement), which relates to the provision of child support, alimony or marital property rights made pursuant to State domestic relations law (including community property law), which recognizes an Alternate Payee's right to, or assigns to an Alternate Payee the right to, all or a portion of the benefits otherwise receivable under this Plan and which specifies: (a) the name and last known address of the Participant and each Alternate Payee covered by the QDRO; (b) the amount or percentage of the Participant's benefits to be paid to each Alternate Payee, or the manner in which the amount or percentage is to be determined; and (c) the number of payments or period to which the QDRO applies. The QDRO may not require this Plan to provide increased benefits or any type or form

of benefit or option not provided for in Article 7 or require payment of benefits required to be paid to another Alternate Payee by a previous QDRO.

     ROLLOVER ACCOUNT means the account maintained for a Participant which is
(a) credited with any Article 3.08 rollover tendered to and accepted by the Trust, (b) adjusted for investment results, and (c) charged with distributions and (if allowed) withdrawals.

     SERVICE means, with respect to any Employee, his period or periods of employment with an Affiliated Company that are counted as "Service" in accordance with the following rules:

     (a) Each Employee shall be credited with Service under the Plan for the period or periods during which such Employee maintains an employment relationship with the Affiliated Company. An Employee's employment relationship will commence on the date the Employee first renders one Hour of Service and ends on his severance from Service date. Service will also include the following periods:

          (i) periods of leave of absence with or without pay granted to the Employee by the Affiliated Company in a like and nondiscriminatory manner for any purpose including, but not limited to, sickness, accident, or military leave. Such Employee shall not be considered to have terminated employment during such leave of absence unless he fails to return to the employ of the Company at or prior to the expiration date of such leave, in which case he shall be deemed to have terminated as of the date of commencement of such leave.

          (ii) Periods during which a person is Permanently and Totally Disabled. Such person shall not be considered to have terminated employment during such period of disability unless he fails to return to the employ of the Company at the expiration of such period, in which case he shall be deemed to have terminated as of his date of recovery.

          (iii) The period of time between an Employee's severance from Service date by reason of a resignation, discharge, or retirement and his reemployment date, if the Employee returns to Service on or before such first anniversary date.

     (b) In the case of a person who incurs five (5) consecutive one (1) year Periods of Severance, whose whole years of Service prior to his severance is less than five (5) years, who is not Vested pursuant to section 6.04 at the time he incurs such five (5) consecutive one (1) year Periods of Severance, but is then reemployed by the Company; his Service prior to such five (5) consecutive one (1) year Periods of Severance shall be forfeited and shall not be included in determining his Service under paragraph (a) above. Such person's Service at the time of a one (1) year Period of Severance shall not include any Service disregarded by virtue of the application of this subparagraph to any prior one
          (1) year Period of Severance.

     (c) Subject to (b) above, all periods of an Employee's Service, whether or not consecutive, will be aggregated. Service will be measured in elapsed years and fractions of years whereby each twelve (12)

          complete calendar months will constitute one year, each completed calendar month will constitute one-twelfth of a year, and partial calendar months which when aggregated equal thirty (30) days will constitute one-twelfth of a year.

     SPOUSE means the person to whom the Participant has been legally married throughout the one year period ending on the earlier of the date the Participant receives or begins to receive his benefit payment from the Plan, or the date of the Participant's death.

     TOTAL VESTED ACCOUNT BALANCE means the value of the Participant's Deferral Account and Frozen After Tax Account, and Rollover Account, as well as the Vested portion of his Company Matching Contributions Account.

     TRUST means one or more Trusts established pursuant to the Trust Agreement for purposes of funding the benefits of this Plan.

     TRUST AGREEMENT means one or more Trust Agreements executed by the Company and provided for the administration of the Trust.

     TRUST FUND OR FUNDS means the total amount of contributions made by the Participants and the Company together with the net earnings on them, that will be used to provide the benefits to Participants and their Beneficiaries under the Plan.

     TRUSTEE means the Trustee of the Trust and any successor Trustee as appointed in the Trust Agreement.

     VALUATION DATE means the close of business on the last day of each calendar month.

     VALUATION PERIOD means a calendar month.

     VESTED means nonforfeitable. The Vested portion of a Participant's Account is determined in accordance with the provisions of Article 6.

     VOICE RESPONSE means a system of telephonic or other verbal or electronic communication with the Plan Trustee or recordkeeper that has been approved by the Committee for the purpose of making certain elections under the Plan.


                                  ARTICLE 2
                                  ---------

                                PARTICIPATION
                                -------------

2.01 Eligibility to Become a Participant
     -----------------------------------

     (a)  All Participants
          ----------------

          Effective April 1, 1992, any Eligible Employee shall be eligible to participate in the Plan. Notwithstanding the foregoing, an individual who is a Leased Employee shall not be eligible to participate in the Plan and neither shall an individual who is a nonresident alien who has received no earned income within the

          meaning of Code Section 911(d)(2) from the Company which constitutes Code Section 861(a)(3) income from sources within the United States.

     (b)  Affiliated Company Employees
          ----------------------------

          If a company other than Southwest Gas Corporation becomes an Affiliated Company after December 31, 1988, any employee of such company may elect to become an Eligible Employee as of the later of the employee's date of hire by such company or the date such company adopts the Plan.

2.02 Participation in the Plan
     -------------------------

     An Eligible Employee shall become a Participant on the Entry Date coincident with or first following the date he completes and properly files, at the location and in the manner specified from time to time by the Committee, an enrollment form agreeing to make contributions to the Plan, authorizing the Company to withhold such contributions from his Compensation and to pay the same amount to the Trustee, designating the allocation of these contributions between the Investment Funds, and designating a Beneficiary. The Committee may require the form to be filed with it at least 15 days before the date the Eligible Employee elects to become a Participant.

2.03 Reemployment
     ------------

     If an Eligible Employee who met the eligibility-requirements of section
     2.01 and whose employment has terminated is subsequently rehired as an Eligible Employee, he may elect to participate pursuant to section 2.02 and enter the Plan on the following Entry Date. A rehired Employee who had not met the eligibility requirements of section 2.01 before his employment terminated will be eligible to enter the Plan on the first Entry Date after he satisfies the requirements of section 2.01. If an Eligible Employee terminates employment and is rehired in the same Plan Year, he may elect to participate pursuant to Section 2.02 on the date he is rehired and enter the Plan on the following Entry Date.

2.04 Employment After Normal Retirement Age
     --------------------------------------

     A Participant who continues in the employ of the Company after Normal Retirement Age will continue to be eligible to be a Participant.


                                  ARTICLE 3
                                  ---------

                                CONTRIBUTIONS
                                -------------

3.01 Contribution of Participants' Deferrals
     ---------------------------------------

     (a)  Matched Deferrals
          -----------------

          Upon enrollment or reenrollment in the Plan, each Participant must elect to reduce his Compensation in a fixed whole percentage of not less than 2 percent and not more than 6 percent. The Company will

          make monthly payments to the Plan of the amount of the reduction, to be credited to the Participant's Deferral Account. Amounts deferred under this subsection will be contributed as Matched Deferrals.

     (b)  Unmatched Deferrals
          -------------------

          A Participant making Matched Deferrals at the maximum percentage rate may elect to further reduce his Compensation in a fixed whole percentage of not less than 1 percent and not more than 10 percent. The Company will make monthly payments to the Plan of the amount of the reduction to be credited to the Participant's Deferral Account. Amounts deferred under this subsection will be contributed as Unmatched Deferrals.

     (c)  Change in Percentage or Suspension of Deferrals
          -----------------------------------------------

          A Participant's Deferral percentage will remain in effect until the Participant elects to change the percentage. A Participant may elect to change or suspend his Deferral percentage or resume all suspended Deferrals, provided he files the election with the Committee no later than 15 days before the last day of a calendar month, or makes the election by Voice Response on or before the last business day of such month.

          Changes under this paragraph will become effective as of the first full pay period of the following calendar month.

     (d)  Status of Deferrals
          -------------------

          Participant Deferrals under this section will be made by payroll deductions authorized by the Participant and will be paid to the Plan by the Company. Participant Deferrals constitute Company contributions under the Plan and are intended to qualify as elective contributions under Code Section 401(k).

3.02 Company Matching Contributions
     ------------------------------

     (a) The Company will, on behalf of eligible Participants, contribute for a Valuation Period an amount which, when added to the aggregate of available forfeitures under Section 6.04, equals the sum of the amounts to be allocated during such Valuation Period to the Company Matching Contributions Account of each eligible Participant. The amount allocated to the Company Matching Contributions Account for each eligible Participant will equal fifty percent (50%) of the eligible Participant's Matched Deferrals for such Valuation Period. The maximum Company Matching Contribution under this Plan equals three percent (3%) of a Participant's Compensation for such Valuation Period. For purposes of this Section 3.02(a), the term "eligible Participant" means any Participant other than a Participant who is both a Highly Compensated Employee described in
          Section 3.04(a) and an officer who is rated under the Company's Executive Evaluation Scale.

     (b) Payment of Company Matching Contributions for a Valuation Period ending in or with the Company's taxable year will be made at any

          time during such taxable year or after its close, but not later than the date, including extensions, on which the Company's federal income tax return is due with respect to such taxable year.

     (c) Each Company Matching Contribution will be a complete discharge of the financial obligations of the Company under the Plan with respect to the period for which it is made.

3.03 Maximum Amount of Participant Deferrals
     ---------------------------------------

     (a) AMOUNT. No Eligible Employee who is a Participant will be permitted to make Deferrals under this Plan during any calendar year in excess of the sum of: (i) seven thousand dollars ($7,000); and (ii) the accumulated increments, if any, as of the last day of such calendar year, which have been added to the seven thousand dollars ($7,000) for cost-of-living increases under Code Section 402(g). The foregoing limit shall not apply to Deferrals of amounts attributable to service performed in 1986 and described in
          Section 1105(c)(5) of the Tax Reform Act of 1986.

     (b)  DEFINITIONS.  "Excess Deferrals" mean the amount by which:

          (i) The sum of: (A) a Participant's Deferrals under the Plan for a given calendar year; and (B) his or her Deferrals under any other Code Section 401(k) qualified plan, to a simplified employee pension plan, a Code Section 501(c)(18) plan or a Code Section 403(b) annuity for such calendar year exceeds

          (ii) The sum of: (A) seven thousand dollars ($7,000); and (B) the accumulated increments, if any, as of the last day of such calendar year, which have been added to the seven thousand dollars ($7,000) for cost-of-living increases under Code Section 402(g).

     (c) TREATMENT OF EXCESS DEFERRALS. If a Participant has made Excess Deferrals, the following provisions shall apply:

          (i) In the event that a Participant (or the Company under the circumstances described in Treas. Reg. Sec. 1.402(g)-1(e)(2)) notifies the Committee in writing on or prior to March 1 of a given calendar year that: (A) he or she has Excess Deferrals included with his or her Deferrals under this Plan for the immediately preceding calendar year; and (B) the amount of such Excess Deferrals which are to be allocated to this Plan for such immediately preceding calendar year, the Committee shall direct the Trustee to make a single payment from the Trust Fund, adjusted for any applicable Trust Fund investment income or loss thereon, to the Participant by April 15 immediately following the calendar year in which the Excess Deferrals occurred.

          (ii) Excess Deferrals to be distributed under this Section 3.03 shall be adjusted to include any applicable Trust Fund investment income or loss thereon for the immediately preceding calendar year. The investment income or loss attributable to the Excess Deferrals for the immediately preceding calendar year, shall be the sum of the income or loss allocable to the Participant's Deferral Account for the immediately preceding calendar year multiplied by a

                 fraction: (A) the numerator of which is the Participant's Excess Deferrals; and (B) the denominator of which is the balance in the Participant's Deferral Account on the last day of the immediately preceding calendar year reduced by the income and increased by the loss allocable to said Deferral Account for the calendar year. The distribution shall reduce the Participant's Deferral Account as of the date it is distributed. The portion of a Participant's Excess Deferrals to be distributed in accordance with this
                 Section 3.03 shall be reduced by any Excess Contributions previously distributed to the Participant with respect to the same Plan Year under Section 3.04. The lump-sum distribution amount shall be debited from the Participant's Deferral Account as of the date it is distributed. The Committee shall establish such rules and give such timely directions to the Trustee as the Committee, in its sole discretion, deems appropriate to carry out the provisions of this paragraph.

          (iii) Any Excess Deferrals which are distributed to the Participant as provided above shall not be included in the Participant's taxable income for purposes of federal income taxes for the calendar year in which the deferrals are distributed but shall be included in his or her taxable income for the calendar year in which the Excess Deferrals were made. Earnings and losses attributable to the distributed Excess Deferrals shall be included in the Participant's taxable income in the calendar year in which the deferrals are distributed.

3.04 Limitation on Deferrals
     -----------------------

     (a) DEFINITIONS. For purposes of this Section 3.04, the following terms shall have the following meanings:

          (i) "Actual Deferral Percentage" means, with respect to Higher Compensated Employees and Lower Compensated Employees for a Plan Year, the average of the ratios (expressed as percentages), calculated separately for each Employee in the group applying to him or her and hereafter referred to as the "Actual Deferral Ratio," of the Employees's Deferrals for the Plan Year to the Employees's Compensation for the Plan Year. Notwithstanding the foregoing, if a Higher Compensated Employee is eligible to participate in two (2) or more plans of the Employer which are subject to Code Section 401(k), the Actual Deferral Ratio for the Higher Compensated Employee will be determined by treating all such plans as a single plan. If a Higher Compensated Employee or a Lower Compensated Employee makes no Pre-Tax Deposits during a Plan Year, the Employee's Actual Deferral Ratio will be zero for such Plan Year.

                 If, during the Determination Year or Look-Back Year, an individual employed by the Employer is a Employee and is a Family Member of either a Five Percent Owner, or a Higher Compensated Employee who is one of the ten (10) most highly compensated Employees of the Company (ranked on the basis of Compensation paid by the Company during such year), the


                 Actual Deferral Ratio for the Five Percent Owner or Higher Compensated Employee and such Family Member (who together shall be treated as one Higher Compensated Employee) shall be the ratio determined by combining the Deferrals and Compensation of all eligible Family Members.

                 Deferrals will be taken into account in determining a Participant's Actual Deferral Ratio for a Plan Year only if such contributions are allocated to the contributing Participant's applicable Plan account, as of a date within such year, i.e.: (A) are not contingent on the Participant's Plan participation or performance of future services subsequent to such date; (B) are actually paid to the Trust by the end of the twelfth (12th) month following the close of the Plan Year; and (C) relate to Compensation that either would have been received by the Participant in the Plan Year (but for being contributed as a Deferrals to the Plan) or is attributable to services performed by the Participant in the Plan Year and would have been received by the Participant within two and one-half months after the close of the Plan Year (but for being contributed to the Plan as a Deferral).

          (ii) "Determination Year" means the Plan Year for which the determination of who are Higher Compensated Employees is being made.

          (iii) "Company" means, for purposes of this Section 3.04, the Company and other employers aggregated under Code Section 414(b), (c), (m) or (o).

          (iv) "Excess Contributions" mean the amount of Deferrals of Higher Compensated Employees made during the Plan Year that cause the Actual Deferral Percentage for the group to exceed the level of Deferrals allowed by Section 3.04(b).

          (v)    "Excess Deferrals" mean the deferrals defined in Section 3.03.

          (vi) "Family Member" means, with respect to any Higher Compensated Employee, the Higher Compensated Employee's Spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants. Legal adoption shall be taken into account in determining whether an individual is a Family Member.

          (vii) "Higher Compensated Employees" mean Employees who in the Determination Year are eligible to participate in this Plan (including individuals who are eligible to participate in this Plan and who would be Higher Compensated Employees but elect not to participate) and who in the Determination Year or Look-Back Year:

                 (A)  Were a Five Percent Owner;

                 (B) Received Compensation from the Company exceeding seventy five thousand dollars ($75,000) (or such higher amount adjusted in accordance with regulations prescribed by the Secretary of Treasury or his or her delegate under Code Section 414(q));


                 (C) Received Compensation from the Company exceeding fifty thousand dollars ($50,000) (or such higher amount adjusted in accordance with regulations prescribed by the Secretary of Treasury or his or her delegate under Code Section 414(q)) and were in the Top Paid Group; or

                 (D) Were at any time an officer of the Company who received Compensation during such year exceeding fifty percent (50%) of the dollar limitation in effect for such year under Code Section 415(b)(1)(A). For purposes of this subparagraph (D), the number of officers shall be limited to fifty (50) Employees (or if lesser, the greater of three (3) Employees or ten percent (10%) of the combined total of Employees); and if for any year no officer of the Employer earns Compensation greater than the amount referred to in this subparagraph (D), the highest paid officer of the Company, if an Employee, shall be treated as a Higher Compensated Employee.

                 As an alternative to the above, if: (A) at all times during any Plan Year, the Company maintained significant business activities and employed employees in at least two
                 (2) significantly separate geographic areas; and (B) the Company satisfies such other conditions as the Secretary of Treasury or his or her delegate may prescribe, then the Company may make the following election in determining whether an Employee is a Higher Compensated Employee for such Plan Year: (A) item (vii)(B) above shall be applied by substituting fifty thousand dollars "($50,000)" (or such higher amount adjusted in accordance with regulations prescribed by the Secretary of Treasury or his or her delegate under Code Section 414(q)) for seventy five thousand dollars "($75,000)"; and (B) item (vii)(C) above shall not apply.

                 Notwithstanding the above, an Employee who fits in item
                 (vii)(B), (vii)(C), or (vii)(D) above in the Determination Year, but not in the Look-Back Year, will not be a Higher Compensated Employee unless: (A) he or she is a Five Percent Owner in the Determination Year or the Look-Back Year; or (B) he or she is one of the one hundred (100) highest paid Employees of the Employer during the Determination Year.

                 "Higher Compensated Employees" also means any individuals who were Employees, separated from service with the Company before the Determination Year, and were Higher Compensated Employees in the Plan Year they separated from service with the Company or any Plan Year ending on or after they attained age fifty-five (55).

                 If an Employee is, during a Determination Year or Look-Back Year, a Family Member of either a Five Percent Owner who is an active or former Employee or a Higher Compensated Employee who is one of the ten (10) most highly compensated Higher Compensated Employees ranked on the basis of Compensation paid by the Company during such year, then the Family Member and the Five Percent Owner or top-ten Higher


                 Compensated Employee shall be aggregated. In such case, the Family Member and Five Percent Owner or top-ten Higher Compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the Family Member and Five Percent Owner or top-ten Higher Compensated Employee.

                 The determination of who is a Higher Compensated Employee, including determinations of the number and identity of Employees in the Top-Paid Group, the top one hundred (100) Employees, the number of Employees treated as officers, and the Compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations thereunder.

          (viii) "Look-Back Year" means the twelve-month period immediately preceding the Determination Year.

          (ix) "Lower Compensated Employees" mean Employees who in the Determination Year are eligible to participate in the Plan (including individuals who are eligible to participate in this Plan and who would be Lower Compensated Employees but elect not to participate) and who are not Higher Compensated Employees.

          (x) "Top Paid Group" means the top twenty percent (20%) of the Employees ranked on the basis of Compensation during the year; provided, however that Employees described in Code
                 Section 414(q)(8) and Q&A 9(b) of Temporary Treasury Regulation Section 1.414 (q)-1T are excluded in the manner provided therein.

     (b) 401(K) NONDISCRIMINATION TEST. Each Plan Year the annual allocation derived from a Participant's Deferrals shall satisfy one of the following tests or any other test which might be prescribed under Code Section 401(k):

          (i) The Actual Deferral Percentage for Higher Compensated Employees shall not exceed the Actual Deferral Percentage for Lower Compensated Employees multiplied by 1.25; or

          (ii) The Actual Deferral Percentage for Higher Compensated Employees shall not exceed 2 multiplied by the Actual Deferral Percentage for Lower Compensated Employees; and the excess of the Actual Deferral Percentage for Higher Compensated Employees over the Actual Deferral Percentage for Lower Compensated Employees shall not exceed 2 percentage points.

     (c) TREATMENT OF EXCESS CONTRIBUTIONS. If the limits in Section 3.04(b) are exceeded in any Plan Year, the following provisions shall apply:

          (i) Notwithstanding any provisions of this Plan to the contrary, if the Committee determines that a Higher Compensated Employee's Deferrals for any Plan Year will cause this Plan to fail to meet the nondiscrimination test of Section 3.04(b), the Committee, in its sole discretion,

                 may reduce (or suspend, if necessary) the rate of future Deferrals of the Higher Compensated Employee.

                 The Committee shall make the reduction on a uniform basis. It shall first apply to Higher Compensated Employees then contributing the highest rate of Section 3.01 unmatched Deferrals and then to Higher Compensated Employees then contributing the next highest rate of Section 3.01 unmatched Deferrals and so on, in descending order, from the highest rate. If the reduction of Section 3.01 unmatched Deferrals is not sufficient, then the reduction shall apply to Higher Compensated Employees then contributing the highest rate of Section 3.01 matched Deferrals and then to Higher Compensated Employees then contributing the next highest rate of Section 3.01 matched Deferrals and so on, in descending order from the highest rate. The Committee shall establish such rules as the Committee, in its sole discretion, deems appropriate to carry out the provisions of this paragraph.

          (ii) In the event that the Deferrals allocated to Higher Compensated Employees for any Plan Year result in Excess Contributions, the Committee shall direct the Trustee to distribute the Excess Contributions, adjusted for any applicable Trust Fund investment income or loss thereon, to the affected Higher Compensated Employees by March 15 following the Plan Year in which the Excess Contributions occurred but in no event later than the close of the Plan Year following the Plan Year in which the Excess Contributions occurred. To determine the portion of the Excess Contributions to be distributed to each Higher Compensated Employee, the Committee shall direct the Trustee to distribute the Deferrals allocated to Higher Compensated Employees for the Plan Year in which the Excess Contributions occurred to the extent necessary to prevent the Actual Deferral Percentage for the group of Higher Compensated Employees from exceeding the permissible Actual Deferral Percentage for the group.

                 The Committee shall direct the Trustee to make the distribution on a uniform basis. It shall first be made with respect to Higher Compensated Employees with the highest Actual Deferral Ratio for the Plan Year and then with respect to Higher Compensated Employees with the next highest Actual Deferral Ratio for the Plan Year and so on, in descending order from the highest rate until the test in
                 Section 3.04(b) is satisfied.

                 The portion of the Excess Contributions applicable to each Higher Compensated Employee shall be distributed to the Higher Compensated Employee in a single payment. The portion of each Higher Compensated Employee's Excess Contributions that is to be distributed in accordance with this Section 3.04 shall be reduced by any Excess Deferrals previously distributed to the Higher Compensated Employee with respect to the same Plan Year under Section 3.03.

          (iii)  Excess Contributions to be distributed under this Section
                 3.04 with respect to a Higher Compensated Employee shall be adjusted to include any applicable Trust Fund investment income or loss on such contributions in the immediately

                 preceding calendar year. The investment income or loss attributable to the Higher Compensated Employee's Excess Contributions for the immediately preceding Plan Year, shall be determined by multiplying the income or loss attributable to the Higher Compensated Employee's Deferrals in such year by a fraction having as its numerator the Employee's Excess Contributions for such year and having as its denominator the sum of: (A) the balance in the Higher Compensated Employee's Deferral Account at the beginning of the Plan Year, plus (B) the Higher Compensated Employee's Deferrals for the Plan Year. The distribution shall reduce the Participant's Deferral Account as of the date it is distributed. The Committee shall establish such rules and give such timely directions to the Trustee as the Committee, in its sole discretion, deems appropriate to carry out the provisions of this paragraph.

          (iv) In the case of a Higher Compensated Employee whose Actual Deferral Ratio is determined under the family aggregation rules, the determination of the amount of Excess Contributions shall be made by combining the Deferrals and Compensation of all Family Members, the Excess Contributions shall be reduced in accordance with the method described in subparagraphs (c)(i-iii) above and the Excess Contributions for the family unit shall be allocated among the Family Members in proportion to the Deferrals of each Family Member that have been combined to determine the Actual Deferral Ratio.

3.05 Limitation on Company Matching Contributions
     --------------------------------------------

     (a) DEFINITIONS. For purposes of this Section 3.05, the following terms shall have the following meanings:

          (i)    "Aggregate Limit" means the greater of:

                 (A)  the sum of:

                      (1) one hundred twenty five percent (125%) of the greater of: (a) the Actual Deferral Percentage of Lower Compensated Employees for such Plan Year; or (b) the Contribution Percentage of Lower Compensated Employees for such Plan Year; and

                      (2)  two (2) percentage points plus the lesser of
                           (A)(1)(a) or (A)(1)(b); provided, however, that this amount shall not exceed two hundred percent (200%) of the lesser of (A)(1)(a) or (A)(1)(b);

                           or

                 (B)  the sum of:

                      (1) one hundred twenty five percent (125%) of the lesser of: (a) the Actual Deferral Percentage of

                           the Lower Compensated Employees for such Plan Year; or (b) the Contribution Percentage of the Lower Compensated Employees for the Plan Year; and

                      (2)  two (2) percentage points plus the greater of
                           (B)(1)(a) or (B)(1)(b); provided, however, in no event shall this amount exceed two hundred percent (200%) of the greater of (B)(1)(a) or
                           (B)(1)(b).

          (ii) "Contribution Percentage" means, with respect to Higher Compensated Employees and Lower Compensated Employees for a Plan Year, the average of the ratios (expressed as percentages), calculated separately for each Employee in the group applying to him or her and hereinafter referred to as "Contribution Percentage Ratio," of the Company
                 Section 3.02 matching contributions on behalf of the Employee (and Deferrals, if the Company makes a Section 3.05(d) election) for the Plan Year to the Employee's Compensation for the Plan Year. Notwithstanding the foregoing, if a Higher Compensated Employee is eligible to participate in two (2) or more plans of the Company which are subject to Code Section 401(m), the Contribution Percentage Ratio for the Higher Compensated Employee will be determined by treating all such plans as a single plan.

                 If, during the Determination Year or Look-Back Year, an individual employed by the Company is an Employee and is a Family Member of either a Five Percent Owner, or a Higher Compensated Employee who is one of the ten (10) most highly compensated Employees of the Company (ranked on the basis of Compensation paid by the Company during such year), the Contribution Percentage Ratio for the Five Percent Owner or Higher Compensated Employee and such Family Member (who together shall be treated as one Higher Compensated Employee) must be determined by combining the Company
                 Section 3.02 matching contributions, (and Deferrals, if the Company makes a Section 3.05(d) election) and Compensation of all Family Members. Except to the extent taken into account in the immediately preceding sentence, the Company
                 Section 3.02 matching contributions, (and Deferrals, if the Company makes a Section 3.05(d) election) and Compensation of all Family Members are disregarded in determining the Contribution Percentage for the groups of Higher Compensated Employees and Lower Compensated Employees.

                 The Company's Section 3.02 matching contribution will be taken into account in determining a Participant's Contribution Percentage Ratio for a Plan Year only if such contribution is made on account of the Participant's Deferrals for the Plan Year, is (under the terms of the Plan) allocated to the Participant's applicable account as of a date within that year, and is actually paid to the Trust by no later than the twelfth (12th) month following the close of that year. Qualified matching contributions which are used to meet the requirements of Code Section 401(k)(3)(A) are not to be taken into account for purposes of Section 3.05(a).


          (iii) "Determination Year" means the Determination Year defined in Section 3.04.

          (iv) "Company" means, for purposes of this Section 3.05, the Company defined in Section 3.04.

          (v) "Excess Aggregate Contributions" mean the amount of the Company Section 3.02 matching contributions on behalf of Higher Compensated Employees (and Deferrals of Higher Compensated Employees, if the Company makes Section 3.05(d) election) for a Plan Year that cause the Contribution Percentage for the group to exceed the limits allowed by Sections 3.05(b) and (if applicable) 3.05(c).

          (vi)   "Excess Contributions" mean the contributions defined in
                 Section 3.04.

          (vii)  "Excess Deferrals" mean the deferrals defined in Section
                 3.03.

          (viii) "Family Member" means the Family Member defined in Section
                 3.04.

          (ix) "Higher Compensated Employees" mean the Higher Compensated Employees defined in Section 3.04.

          (x)    "Look-Back Year" means the Look-Back Year defined in
                 Section 3.04.

          (xi) "Lower Compensated Employees" mean the Lower Compensated Employees defined in Section 3.04.

     (b)  401(M) NONDISCRIMINATION TEST.  Each Plan Year the Company Section
          3.02 matching contributions on behalf of Participants (and Deferrals, if the Company makes a Section 3.05(d) election) shall satisfy one of the following tests or any other test which might be prescribed under Code Section 401(m):

          (i) The Contribution Percentage for Higher Compensated Employees shall not exceed the Contribution Percentage for Lower Compensated Employees multiplied by 1.25; or

          (ii) The Contribution Percentage for Higher Compensated Employees shall not exceed 2 multiplied by the Contribution Percentage for Lower Compensated Employees; and the excess of the Contribution Percentage for Higher Compensated Employees over the Contribution Percentage for Lower Compensated Employees shall not exceed 2 percentage points.


     (c) MULTIPLE USE. For Plan Years beginning after December 31, 1988, if the sum of all Higher Compensated Employees' Actual Deferral Percentage and Contribution Percentage exceeds the Aggregate Limit, then the Contribution Percentage of Higher Compensated Employees shall be reduced in the manner set forth in Section 3.05(e) so that the Aggregate Limit is not exceeded. The Actual Deferral Percentage and the Contribution Percentage of Higher Compensated Employees are determined after any corrections required to meet the tests set forth in Sections 3.04(b), 3.05(b) and (if applicable) 3.05(c). Multiple use does not occur if both the Actual Deferral

          Percentage and the Contribution Percentage of Higher Compensated Employees do not exceed 1.25 multiplied by the Actual Deferral Percentage and the Contribution Percentage of Lower Compensated Employees.

     (d) COMPANY ELECTION. In computing the Contribution Percentage, the Company, in accordance with Treasury Regulation Section 1.401(m)-1(b)(5), may, to the extent allowed by such regulation, elect to use Deferrals in determining the Contribution Percentage. The Committee shall establish such rules and give such directions to the Trustee as shall be appropriate to carry out Section 3.05(c).

     (e) TREATMENT OF EXCESS AGGREGATE CONTRIBUTIONS. If the limits in Sections 3.05(b) and (if applicable) 3.05(c) are exceeded in any Plan Year, the following provisions shall apply:

          (i) In the event that the Company Section 3.02 matching contributions (and Deferrals, if the Company makes a Section 3.05(d) election) allocated to Higher Compensated Employees for any Plan Year result in Excess Aggregate Contributions, the Committee shall direct the Trustee to distribute the Excess Aggregate Contributions, adjusted for any applicable Trust Fund investment income or loss thereon, to the affected Higher Compensated Employees, if they are Vested in the amounts, by March 15 following the Plan Year in which the Excess Aggregate Contributions occurred but in no event later than the close of the Plan Year following the Plan Year in which the Excess Aggregate Contributions occurred. If the affected Higher Compensated Employees are not Vested in such amounts, the Committee shall direct the Trustee to treat the nonvested portion of the Excess Aggregate Contributions as a forfeiture (allocable to the Plan Year in which the Excess Aggregate Contributions occurred) and allocate them according to the rules in Section 6; provided, however, that no amount of the forfeited Excess Aggregate Contributions shall be allocated to a Higher Compensated Employee whose share of Company Section 3.02 matching contributions (and Deferrals, if the Company makes a Section 3.05(d) election) is adjusted under this Section 3.05.

                 To determine the portion of the Excess Aggregate Contributions to be distributed to, or forfeited by, each Higher Compensated Employee, the Committee shall direct the Trustee to distribute, or cause to be forfeited, the Company Section 3.02 matching contributions (and Deferrals, if the Company makes a Section 3.05(d) election) allocated to the Higher Compensated Employee for the Plan Year in which the Excess Aggregate Contributions occurred to the extent necessary to prevent the Contribution Percentage for the group of Higher Compensated Employees from exceeding the permissible Contribution Percentage for the group.

                 The Committee shall direct the Trustee to make the distribution, or cause the forfeiture to be made, on a uniform basis. It shall first be made with respect to Higher Compensated Employee with the highest Contribution


                 Percentage for the Plan Year and then with respect to the Higher Compensated Employee with the next highest Contribution Percentage for the Plan Year and so on, in descending order from the highest rate until the tests in
                 Section 3.05(b) and (if applicable) 3.05(c) are satisfied.

                 The portion of the Vested Excess Aggregate Contributions applicable to each Higher Compensated Employee shall be distributed to the Higher Compensated Employee in a single payment. If the Company has elected under Section 3.05(d) to count Deferrals in the determination of Excess Aggregate Contributions, the portion of the Excess Aggregate Contributions applicable to each Higher Compensated Employee that is to be distributed or forfeited in accordance with this Section 3.05 shall be reduced by any Excess Deferrals and Excess Contributions previously distributed to the Higher Compensated Employee with respect to the same Plan Year under Sections 3.03 and 3.04.

          (ii) Excess Aggregate Contributions to be distributed or forfeited under this Section 3.05 with respect to a Higher Compensated Employees shall be adjusted to include any applicable Trust Fund investment income or loss thereon. The investment income or loss attributable to the Higher Compensated Employee's Excess Aggregate Contributions for the immediately preceding Plan Year, shall be the income or loss allocable to the Higher Compensated Employee's Company Matching Contributions Account, (and Deferral Account, if the Company makes a Section 3.05(d) election) to the extent there is a distribution or forfeiture attributable to said Accounts multiplied by a fraction: (A) the numerator of which is the Higher Compensated Employee's Excess Aggregate Contributions for the preceding Plan Year; and (B) the denominator of which is the sum of: (i) the balance in such accounts at the beginning of the preceding Plan Year; plus (ii) the Company Section 3.02 Matching Contributions and, if applicable, the Participant's Deferrals if the Company makes a Section 3.05(d) election, for such Plan Year. The distribution or forfeiture shall reduce the Participant's Company Matching Contribution Account, (and Deferral Account, if the Company makes a Section 3.05(d) election) as of the date it is distributed or forfeited, to the extent there is a distribution or forfeiture attributable to said Accounts. The Committee shall establish such rules and give such timely directions to the Trustee as the Committee, in its sole discretion, deems appropriate to carry out the provisions of this paragraph.

          (iii) If the Higher Compensated Employee's Compensation Percentage Ratio is determined by combining the Company
                 Section 3.02 matching contributions, (and Deferrals, if the Company makes a Section 3.05(d) election) and Compensation of all Family Members, the Excess Aggregate Contributions shall be reduced in accordance with the method described in subparagraphs (e)(i) through (e)(ii) above and the Excess Aggregate Contributions for the family unit shall be allocated among the Family Members in proportion to the Company Section 3.02 matching contributions (and Deferrals, if the Company makes a Section 3.05(d) election) of each Family Member that are combined to determine the Contribution Percentage Ratio.


3.06 Limitation on Annual Additions
     ------------------------------

     (a)  Basic Limitation
          ----------------

          Notwithstanding any provisions of this Plan to the contrary, the Annual Additions allocated to any Participant's Accounts for a Plan Year will not exceed the lesser of (i) twenty-five percent (25%) of the Participant's Compensation paid in such year, or (ii) $30,000, or, if greater, twenty-five percent (25%) of the dollar limitation in effect under Code Section 415(b)(1)(A).

          For purposes of this Section, "Annual Additions" means the total amount of Company Matching Contributions, Participant Deferrals, Participant after-tax contributions, if any, and forfeitures, if any, allocated to the Participant's Accounts during the Plan Year.

     (b)  Participation in Other Defined Contribution Plans
          -------------------------------------------------

          The limitation of this section 3.06 with respect to any Participant who at any time has participated in any other qualified defined contribution plan (as defined in ERISA Section 3(34) and Code
          Section 414(i)) maintained by an Affiliated Company will apply as if the total contributions allocated under all such defined contribution plans in which the Participant has participated were allocated under one Plan.

     (c)  Participation in this Plan and Defined Benefit Plan
          ---------------------------------------------------

          If a Participant has been a Participant in a qualified defined benefit plan (as defined in ERISA Section 3(35) and Code Section 414(j)) maintained by an Affiliated Company, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction for any year will not exceed 1. For purposes of this subsection (c) only, the following words and phrases have the meanings specified below:

          (i) "Defined Benefit Plan Fraction" for any Plan Year means a fraction where the numerator is the Participant's Projected Annual Benefit, as defined below, as of the end of the year and the denominator is the lesser of one and twenty-five hundredths multiplied by the dollar limitation in effect under Code Section 415(b)(1)(A) for such Plan Year or one and four-tenths multiplied by 100 percent of the Partici-pant's average annual Compensation for the highest 3 consecutive calendar Years of Participation.

          (ii) "Defined Contribution Plan Fraction" for any Plan Year means a fraction, not to exceed one, where the numerator is the sum of all Annual Additions made on behalf of the Participant to his Accounts in such Plan Year and for all previous Plan Years, and the denominator is the sum of the lesser of (A) or (B) determined for such Plan Year and for each previous Plan Year during which the Participant was employed by the Affiliated Company:


                 (A) One and twenty-five hundredths multiplied by the dollar limitation in effect under Code Section 415(c)(1)(A) for such Plan Year.

                 (B) One and four-tenths multiplied by twenty-five percent of the Participant's Compensation in such Plan Year.

          (iii) "Participant's Projected Annual Benefit" means the annual benefit to which the Participant would be entitled under all Affiliated Company-sponsored defined benefit plans, assuming the Participant continues employment until Normal Retirement Date; the Participant's Compensation continues until Normal Retirement Date at the rate in effect during the current calendar year; and all other factors relevant for determining benefits under the Plan remain constant at the level in effect during the current calendar year.

          In the event that the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction for any Plan Year exceed one, adjustments will be made by first reducing the amount in the numerator of the Defined Benefit Plan Fraction, to the extent possible, and then by reducing the amount in the numerator of the Defined Contribution Plan Fraction.

     (d)  Treatment of Excess Annual Additions.
          ------------------------------------

          If as a result of an allocation of forfeitures, a reasonable error in estimating a Participant's Compensation, a reasonable error in determining a Participant's Deferrals, or other facts and circumstances that the Internal Revenue Service finds justifies the availability of this Section 3.06(d), the Annual Additions allocated to a Participant's Accounts for any Plan Year exceed the limitation in Section 3.06(a), the following provisions shall apply:

          (i) First, amounts attributable to the Participant's Unmatched Deferrals, and if necessary, his Matched Deferrals, will be reduced. Such amounts will be returned to the Company employing the Participant, solely for the purpose of enabling the Company to withhold any federal, state, or local taxes due on such amounts. The Company will pay all remaining amounts to the Participant.

          (ii) Second, the Company Matching Contribution allocated to the Participant's Company Matching Contributions Account will be reduced. The amount of the reduction will be allocated and reallocated to other Participants who have made deferrals in such year.

          (iii) If, however, the reallocation to other Participants in the Plan pursuant to subparagraph (ii) above of the excess amounts (and net earnings attributable to the excess amounts) causes the limitation contained in Section 3.06(a) to be exceeded with respect to every Participant for the Plan Year, the Committee shall direct the Trustee to hold the excess amounts unallocated in a suspense account for the Plan Year and to allocate and reallocate the excess amounts during the next Plan Year (subject to the limitation set forth in Section 3.06(a)) to all the Participants in the Plan in such Plan Year, before any Company Section 3.02 matching contributions or Section 6

                 forfeitures may be made to the Plan for that Plan Year. If a suspense account is in existence at any time during a Plan Year, investment gains or losses of the Trust Fund will not be allocated to the suspense account.

          (iv) The excess amounts that are to be distributed to, or forfeited by, each Participant in accordance with this
                 Section 3.06 shall be reduced by any Excess Deferrals, Excess Contributions and Excess Aggregate Contributions previously distributed to the Participant with respect to the same Plan Year under Sections 3.03, 3.04, and 3.05.

     (e) The determination of the limitation on Annual Additions described in this section 3.06 will be made considering the Employees of all Affiliated Companies as employed by a single employer. Such determination will be made assuming the phrase, "more than fifty percent" is substituted for the phrase "at least eighty percent" each place it appears in Code Section 1563 (a)(1).

3.07 Allocation of Forfeitures
     -------------------------

     Amounts forfeited pursuant to Section 6.04 will, except as otherwise provided in the Plan, be allocated, as of the Valuation Date following the calendar month in which the forfeiture occurred, to the Company Matching Contributions Account of each Participant employed by the Company on such date who made Deferrals pursuant to Section 3.01 during such calendar month. The amount to be allocated will bear the same ratio to the total forfeitures for such calendar month as the Participant's Company Matching Contributions for the calendar month bear to the Company Matching Contributions of all Participants for the calendar month.

3.08 Rollover Contributions
     ----------------------

     Effective January 1, 1993, the Committee shall decide whether to accept a transfer of assets from a Code Section 401(a)(31) eligible retirement plan with respect to a person who is or is about to become a Participant in this Plan, provided the transfer of such assets to this Plan qualifies as a direct or sixty (60) day rollover of a Code Section 401(a)(31) eligible rollover distribution.

     The Committee shall require the Participant to provide reasonable evidence that any such amount meets the above requirements. Failure of the Participant to provided such evidence will preclude the Plan's acceptance of any such amount. Furthermore the Plan shall not be required to accept any transfer from another qualified plan.

     The Committee may establish other uniform rules and procedures, consistent with the requirements of the Code and this Section 3.08, concerning the acceptance of rollover contributions, including rules that limit or prohibit wire transfers and other payments that are made directly to this Plan from another Plan in lieu of having the Participant receive a check payable to this Plan's Trustee for delivery to a Plan representative who is authorized to receive rollover contributions.

3.09 EMPLOYER ERROR. If the Company makes an incorrect Section 3.02 matching contribution on behalf of a Participant as a result of an error by the


     Company, then, notwithstanding Section 3.02, the Company shall increase or decrease Section 3.02 matching contributions to the Participant's Company Matching Contributions Account within a reasonable time after discovery of the error to the extent necessary, and allowed by law, to correct the error as long as the Section 3.02 matching contributions when averaged over the Plan Year equal the amount of contributions required under Section 3.02. The Section 3.02 matching contributions shall be adjusted for earnings or losses which would have accrued to the Participant's Company Matching Contribution Account if the correct
     Section 3.02 matching contribution had been made. Alternatively, the Company may recover from the Trust Fund a Section 3.02 matching contribution made as a result of a mistake of fact if the requirements of the Trust are satisfied.

     If the Company makes an incorrect Deferral on behalf of Participant as a result of an error by the Company, then, notwithstanding the percentage limitations set forth in Section 3.01, the Participant may elect to increase or decrease his or her Deferrals to the extent necessary to correct the error as long as his or her Deferrals when averaged over the Plan Year do not exceed the percentage limitations set forth in Sections
     3.01. The Deferrals made pursuant to this Section 3.09 shall not be adjusted for earnings or losses which would have accrued to the Participant's Accounts if the correct deposit had been made.

     Notwithstanding the foregoing, any Deferrals and Company Section 3.02 matching contribution made pursuant to this Section 3.09 shall be subject to the limitations set forth in Sections 3.03, 3.04, 3.05 and 3.06.

3.10 INCLUSION OF INELIGIBLE EMPLOYEE. If, in any Plan Year, a non Eligible Employee is erroneously included as a Participant in the Plan and discovery of such erroneous inclusion is not made until after a Deferral for the Plan Year has been made, the Company may, if allowed by law, recover the Deferral, and any earnings thereon, from the Trust Fund and refund it to such Employee, when a distributable event under Code
     Section 401(k) occurs. The Company may recover a Section 3.02 matching contribution from the Trust Fund if and only if the requirements of the Trust are satisfied.


                                  ARTICLE 4
                                  ---------

                       INVESTMENT OF CONTRIBUTIONS AND
                       -------------------------------
                            VALUATION OF ACCOUNTS
                            ---------------------

4.01 Participants' Accounts
     ----------------------

     The Committee will establish and maintain in the name of each Partici-pant a Company Matching Contributions Account, a Deferral Account, a Frozen After Tax Account, and a Rollover Account. A Participant's Accounts will be credited with contributions and forfeitures, charged with withdrawals and distributions, and adjusted for investment results as determined under the Plan and otherwise as set forth in the Plan.

4.02 Investment Funds
     ----------------

     Upon enrollment or reenrollment, each Participant will have his Accounts invested in the Trust Fund. The Trust Fund will consist of those Investment Funds described in Schedule A attached to this Plan and

     incorporated as part of the Plan. Each Participant will have the right upon enrollment and reenrollment to elect the Investment Fund(s) under which future contributions to his Deferral Account, Rollover Account and Frozen After Tax Account will be invested by delivering an investment election form to the Committee, or its designee, at least fifteen (15) days before an Entry Date. The election form will include the percentage, subject to the restrictions in Schedule A, of future contributions to be invested in each Investment Fund, with the total of the percentages equal to one hundred percent. In addition, upon providing appropriate notice in the manner described below, each Participant will have the right as of any Entry Date to have all or any part of his Deferral Account, Rollover Account or Frozen After Tax Account transferred among and between the Investment Fund(s), subject to the restrictions set forth in Schedule A.

     A Participant may provide any notice required under the preceding sentence by completing a written form approved by the Committee and delivering it to the Committee or its delegate at least 15 days before the last day of a calendar month. In addition, after a Participant has satisfied the requirements for enrollment or reenrollment by such delivery of a written form, the participant may make changes in the investment of future contributions to his Deferral Account, Rollover Account, and Frozen After Tax Account, as well as changes in the investment of such accounts, by making an election by Voice Response on or before the last business day of a calendar month. Except as provided in Section 4.03 below, the Committee will exercise voting, tender, and other rights with respect to the Investment Funds.

4.03 Investment of Company Matching Contributions
     --------------------------------------------

     The Committee will have the right to elect the Investment Funds under which Contributions made to the Company Matching Contributions Account of each Participant will be invested. This Plan may acquire and hold qualifying securities of the Company. If all or part of a Participant's Company Matching Contribution Account is invested in Company stock, such Participant shall be entitled to the voting rights based on the value of the stock in his Account. The Trustee will vote the Company stock that is not voted by Participants in the same ratio that the stock is voted by the Participants who exercised their voting rights. The Committee, in a nondiscriminatory manner, will make any other necessary decisions arising out of the acquisition or holding of Company securities.

4.04 Allocation of Investment Income on a Valuation Date
     ---------------------------------------------------

     As of each Valuation Date, the Committee will determine the net investment gain or loss, after adjustment for applicable expenses, if any, of each Investment Fund since the preceding Valuation Date. The net investment gain or loss of each such Fund will be allocated to each Participant's Deferral Account, Rollover Account, and Frozen After Tax Account in an amount bearing the same ratio to the net investment gain or loss of that Fund as the portion of such Participant's accounts invested in such Fund as of the preceding Valuation Date bears to the total of all Participants' accounts invested in such Fund as of the preceding Valuation Date.


4.05 Limitation on Participant Investment Instructions
     -------------------------------------------------

     Notwithstanding anything else in this Plan to the contrary, the Committee will, unless in its discretion it determines otherwise, decline to carry out a Participant's investment instructions if such instructions:

            *    Would result in a prohibited transaction described in ERISA
                 Section 406 or Code Section 4975;

            *    Would generate income that would be taxable to the Plan;

            *    Would not be in accordance with the Plan;

            * Would cause a fiduciary to maintain the indicia of ownership of any Plan assets outside the jurisdiction of the district courts of the United States other than as permitted by ERISA Section 404(b) and 29 CFR 2550.404b-1;

            * Would jeopardize the Plan's tax qualified status under the Code; or

            * Could result in a loss in excess of a Participant's or Beneficiary's account balance.

                                  ARTICLE 5
                                  ---------

                       WITHDRAWALS, LOANS AND QUALIFIED
                       --------------------------------
                          DOMESTIC RELATIONS ORDERS
                          -------------------------

5.01 Withdrawal of Frozen After Tax Contributions
     --------------------------------------------

     Upon written notice to the Committee at least fifteen (15) days before a Valuation Date and subject to Committee approval, a Participant may withdraw, in cash, from his Frozen After Tax Account a minimum of five hundred dollars ($500) or one hundred percent (100%) of the value of his Frozen After Tax Account, if less, as of the next following Valuation Date. A Participant will be permitted to make such a withdrawal once in any twelve (12) month period.

5.02 Withdrawal of Company Matching Contributions
     --------------------------------------------

     Upon written notice to the Committee at least fifteen (15) days before a Valuation Date and subject to Committee approval, a Participant may withdraw, in a cash lump sum distribution, or Section 7.03 eligible rollover distribution, from his Company Matching Contributions Account a minimum of five hundred dollars ($500) or one hundred percent (100%) of the value of his Company Matching Contributions Account, if less, as of the next following Valuation Date. A Participant will be permitted to make such a withdrawal only if he has made Deferrals pursuant to Section
     3.01 for five (5) consecutive years and has previously withdrawn all amounts available to him in accordance with Section 5.01. A Participant will be permitted to make such a withdrawal only once in any twelve (12) month period.


5.03 Loans to Participants
     ---------------------

     (a) The persons authorized to administer Plan loans shall be the members of the Committee. Only Participants who are ERISA Section 3(14) parties in interest can request and receive a Plan loan. A Participant's request for a Plan loan must be made to the Committee or its designee.

     (b) Upon written application to the Committee at least 15 days before a Valuation Date and according to a uniform nondiscriminatory policy for approval of loan applications (which nondiscriminatory policy may be changed from time to time as the Committee may deem appropriate), the Committee may direct the Trustee to make a loan or loans, in cash, to a Participant from the Participant's Deferral Account. The loan request must be for an amount at least equal to one thousand dollars ($1,000) and when added to the outstanding balance of all other loans from the Plan shall not exceed the lesser of:

          (i) $50,000, reduced by the excess (if any) of (1) the highest outstanding balance of loans from the Plan (and any qualified plan of the Company or an Affiliated Company) during the 12 months ending on the day before the date on which the loan was made over (2) the outstanding balance of loans from the Plan (and any qualified plan of the Company or an Affiliated Company) on the date on which the loan was made, or

          (ii) one-half the value of the vested portion of the Participant's Accounts.

     (c) The Participant shall pledge no more than one-half of the value of the then Vested portion of his Plan Accounts as security for the repayment of the loan.

     (d) The Participant shall execute a promissory note (to be provided by the Committee or its designee) evidencing his obligation to repay his loan from the Plan.

     (e) With respect to any loan, the Participant shall execute a consent to the repayment of his loan by withholding payroll and the Company shall pay to Trustee the withheld amount.

     (f) Installment payments on a Plan loan shall be made not less frequently than as payroll is paid to the borrowing Participant, and in all circumstances not less frequently than quarterly, in installments of principal and interest.

     (g) No Plan loan shall extend over a period greater than five (5) years.

     (h) Interest shall be charged on any Plan loan at a rate equaling two percent (2%) plus the prime rate of interest. The prime rate of interest shall be the prime rate most recently published in the Wall Street Journal prior to the making of the loan.

     (i) In the event the Participant fails to repay all or any portion of Plan loan or loans when the same become due and payable, the loan shall be in default and the Trustee may (in addition to any other legal remedies the Trustee may have) when a distribution event occurs, deduct the unpaid amount of such loan, plus accrued interest thereon, from the Vested portion of the Participant's Plan Accounts.


     (j) If the Committee authorizes a Plan loan to a Participant requesting a Plan loan, the Participant shall receive a Plan loan only if he/she satisfies all the requirements applicable to him under this
          Section 5.03.

     (k) If twenty-five (25) or more Plan loans (or five (5) loans secured by a dwelling) were made in the prior calendar year or have been made in the current calendar year, the Trustee shall make any applicable federal truth-in-lending disclosures.

     (l) If a Participant requests and is granted a loan, a "Loan Fund" will be established for such Participant. The loan amount will be transferred to a Participant's Loan Fund from one or more of the Participant's Investment Funds and will be disbursed from the Loan Fund. Subject to such ordering rules as the Committee may adopt,the Participant may specify in the loan request from which Investment Fund(s) the loan amount is to be transferred. The promissory note executed by the Participant will be deposited with a custodian of Loan Funds from time to time appointed by the Committee.

     (m) Principal and interest payments on a Participant's loan will be credited initially to the Participant's Loan Fund and will be transferred afterward as soon as reasonably practicable to the Participant's other Investment Funds in the ratio selected by such Participant under Article 4. Any loss caused by nonpayment or other default on a Participant's loan obligations will be borne solely by the Participant's Loan Fund.

     (n) A Participant may only have one loan of the type described in subparagraph (b) above outstanding at any one time.

     (o) A Participant may prepay the entire outstanding loan balance in respect of any loan at any time without penalty.

     (p) If the Trustee determines that a financing statement, or any other document, should be filed under the Uniform Commercial Code the Trustee shall make such filing.

5.04 Hardship Withdrawals
     --------------------

     (a)  Hardship Withdrawal Administrative Rules
          ----------------------------------------

          Subject to the approval of the Committee, a Participant may be permitted to withdraw from the Participant's Deferral Account to meet a financial hardship provided he files a written request for such withdrawal with the Committee no later than 15 days before the date for which such withdrawal is requested and the Committee will make the distribution as soon as practicable. The withdrawal will be divided among the Investment Funds in the same proportion as the Participant's Deferral Account is invested in the Investment Funds. A Participant may not withdraw any interest earned on his Deferral Account. The Committee shall establish rules for determining the value of the Participant's Deferral Account when a hardship withdrawal is requested.


     (b)  Hardship Withdrawal Conditions to be Met
          ----------------------------------------

          The Committee will determine, in a nondiscriminatory manner, and in accordance with applicable Treasury Regulations, whether a Participant has a financial hardship. A distribution may be made on account of financial hardship if the distribution is necessary in light of immediate and heavy financial need of the Participant and if such distribution is necessary to satisfy the need.

          (i) A distribution will be deemed to be on account of "immediate and heavy financial need" if it is required for:

                 (A) Code Section 213(d) medical expenses previously incurred by the Participant, the Participant's Spouse, or the Participant's Code Section 152 dependents or necessary for these persons to obtain Code Section 213(d) medical care;

                 (B) The purchase (excluding mortgage payments), but not the construction, repair, remodeling, refinancing, or leasing of the Participant's principal residence;

                 (C) The payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, the Participant's Spouse, or the Participant's children or other Code
                      Section 152 dependents;

                 (D) The need to prevent the eviction of the Participant from his or her principal residence or the foreclosure of the mortgage on the Participant's principal residence; or

                 (E) Such other events that the Commissioner of the Internal Revenue Service specifies, through the publication of revenue rulings, notices, and other documents of general availability, as giving rise to a deemed immediate and heavy financial need.

          (ii)   The withdrawal described in subparagraph (i) must:

                 (A) Be in an amount not exceeding the amount of the need arising under subparagraph (i); the amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

                 (B) Not be made until the Participant has obtained all withdrawals, other than hardship withdrawals, and all nontaxable loans (determined at the time of the loan) that are currently available under all qualified and nonqualified plans of the Company;

                 (C) Result in the Participant being suspended from making Deferrals to this Plan, and all other qualified and nonqualified plans of deferred compensation maintained by the Company, for one year beginning on the date the


                      Participant receives a hardship withdrawal pursuant to this Section 5.04; and

                 (D) Result in the reduction of the Participant's maximum Deferrals to this Plan (and all other plans maintained by Company), for the Participant's tax year immediately following the tax year in which the Participant receives a withdrawal under this Section 5.04, to an amount not in excess of the Code Section 402(g) limit for such following tax year less the amount of the Participant's Deferrals for the tax year in which the Participant receives the hardship withdrawal.

          (iii)  TIME OF DISTRIBUTION.  A distribution under this Section
                 5.04 normally will be made within ninety (90) calendar days of the Valuation Date occurring on or immediately following the date on which the Committee receives the withdrawal request. If a Participant successfully appeals a decision of the Committee regarding a hardship withdrawal, distribution normally will be made within ninety (90) calendar days of the Valuation Date occurring on or immediately following the decision on appeal. Distribution will be in a single cash payment; provided, however, if all or part of the distribution is a Section 7.03 Eligible Rollover Distribution, the distribution shall be made in one of the three following forms that the Participant must elect among:

                 (A)  A single cash payment;

                 (B) If allowed by Section 7.03, a direct rollover of the Eligible Rollover Distribution; or

                 (C) If allowed by Section 7.03, a partial cash payment and a direct rollover of the remainder of the eligible rollover distribution.

                 Effective January 1, 1994, if a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than thirty (30) days after the notice required under Treasury Regulation Section 1.411(a)-11(c) is given, provided that:

                 (A) The Committee clearly informs the Participant that the Participant has a right to a period of at least thirty
                      (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

                 (B) The Participant, after receiving the notice, affirmatively elects a distribution.

          (iv) ADMINISTRATIVE BURDEN. A withdrawal by a Participant shall not impose undue administrative burden upon the Company, the Trustee or the Committee, or in any way adverse the rights or interests of other Participants. Undue administrative burden will be subject to review and

                 determination by the Committee. A Participant shall not be permitted to make up any amounts withdrawn.

5.05 Qualified Domestic Relations Orders
     -----------------------------------

     (a) PERIOD OF DETERMINATION. Pending its determination of whether a domestic relations order is a Qualified Domestic Relations Order, the Committee shall direct the Trustee to segregate in a separate account or escrow account, any amount that would have been payable to the Alternate Payee during the determination period if the order had been determined to be a Qualified Domestic Relations Order.
          The separate account or escrow account will be adjusted for earnings and losses thereon and will be paid to the Alternate Payee if the determination that the order is a Qualified Domestic Relations Order is made within an eighteen-month period beginning with the date on which the first payment would be required to be made under the domestic relations order. If the Committee determines that the order is not a Qualified Domestic Relations Order or if the issue is not resolved within the eighteen-month period, the Committee shall direct the Trustee to pay the account, adjusted for earnings and losses thereon, to the person who would have been entitled to the amounts if there were no order. Any determination that an order is a Qualified Domestic Relations Order made after the close of the eighteen-month period shall be applied prospectively only.

     (b) PAYMENT. An Alternate Payee's interest in the Vested amount in a Participant's Accounts, to the extent possible, shall be segregated into a separate subaccount. If consented to in writing by the Alternate Payee, the separate subaccount shall be distributed in a lump sum or, if all or part of the distribution is a Section 7.03 Eligible Rollover Distribution and a direct rollover is allowed by
          Section 7.03, a direct rollover at the time specified in the Qualified Domestic Relations Order even when the order requires payment to be made to the Alternate Payee before the Participant's earliest retirement age as defined in Code Section 414(p)(4).
          Other matters, including the allocation of future Deferrals, Company Matching Contributions, forfeitures and Trust Fund earnings or losses to the segregated subaccount, shall be governed by the procedures adopted by the Committee hereunder and by the terms of the Qualified Domestic Relations Order; provided, however, that the Participant's Accounts, including any segregated subaccount, shall not receive a greater or lesser aggregate allocation than if the segregated subaccount had not been established. If the Committee makes a decision under this Section 5.05 which affects a Participant's or Alternate Payee's Accounts, the Committee shall notify the Trustee, the affected Participant and the Alternate Payee.


                                 ARTICLE 6
                                 ---------

                  VESTING OF RETIREMENT, DISABILITY, DEATH,
                  -----------------------------------------
                    AND TERMINATION OF EMPLOYMENT BENEFITS
                    --------------------------------------

6.01 Vesting Due to Attainment of Normal Retirement Age and Normal Retirement
     ------------------------------------------------------------------------
     Benefits
     --------

     The Company Matching Contributions Account of a Participant will become, if it has not already done so, one hundred percent (100%) Vested on the date the Participant attains his Normal Retirement Age. A Participant is always fully Vested in his Deferral Amount, Frozen After-Tax Account, Rollover Account. A Participant's retirement benefit shall be the amount credited to his Accounts as of the Valuation Date preceding distribution of such benefit plus Section 3 contributions to such Accounts on behalf of the Participant after such Valuation Date.

6.02 Vesting Due to Disability and Disability Benefits
     -------------------------------------------------

     The Company Matching Contributions Account of a Participant whose employment with the Company is terminated because he is Permanently and Totally Disabled will become, if it has not already done so, one hundred percent (100%) Vested on the date the Participant's employment terminates due to the Participant becoming Permanently and Totally Disabled. A Participant is always fully Vested in his Deferral Account, Frozen After-Tax Account, and Rollover Account. A Participant's disability benefit shall be the amount credited to his Accounts as of the Valuation Date preceding distribution of such benefit plus Section 3 contributions to such Accounts on behalf of the Participant after such Valuation Date.

6.03 Vesting Due to Death and Death Benefits
     ---------------------------------------

     The Company Matching Contributions Account of a Participant whose employment with the Company is terminated due to death will become, if it has not already done so, one hundred percent (100%) Vested on the Participant's date of death. A Participant is always fully Vested in his Deferral Account, Frozen After-Tax Account, and Rollover Account. A Participant's death benefit shall be the amount credited to his Accounts as of the Valuation Date preceding distribution of such benefit plus
     Section 3 contributions to such Accounts on behalf of the Participant after such Valuation Date.

6.04 Vesting upon Termination of Employment and Termination of Employment
     --------------------------------------------------------------------
     Benefits

     (a) The benefit payable under the Plan in the case of a Participant whose employment with the Company is terminated for any reason other than described in sections 6.01, 6.02, or 6.03 will be equal to the sum of (i) the Vested value of his Accounts on the Valuation Date immediately preceding payment of such benefits, and (ii)
          Article 3 subsequent contributions to the Accounts on behalf of the Participant. The Vested value of a Participant's Accounts will be equal to:

          (i)    The Participant's Deferral Account value; plus

          (ii)   The Participant's Frozen After Tax Account value; plus


          (iii)  The Participant's Rollover Account value; plus

          (iv) The Vested portion of Participant's Company Matching Contributions Account determined as follows:

                 Years of Service       Vested Percentage
                 ----------------       -----------------

                 Less than 1                    0%
                           1                   20%
                           2                   40%
                           3                   60%
                           4                   80%
                 5 and over                   100%

     For purposes of Section 6.04, the term "Year of Service" is a whole year of service which is twelve (12) months of Service (thirty (30) days is deemed to be a month in the case of the aggregation of fractional amounts).

6.05 Forfeitures
     -----------

     The non-Vested portion of a Participant's Company Matching Contributions Account, if any, will be forfeited upon the earlier to occur of (a) the date the Participant incurs his fifth consecutive one (1) year Period of Severance or (b) the date that the Vested portion of the Participant's Company Matching Contributions Account is paid out according to the following paragraph. Any such forfeitures will be applied first to reinstate the forfeited portions of Company Matching Contributions Accounts of rehired Participants and lost and missing Participants and Beneficiaries as described in subsections 6.06(a) and 12.06. If the amount of forfeitures available is insufficient to reinstate the accounts required to be reinstated for certain rehired Participants, the Company will make an additional contribution in an amount required to reinstate such accounts fully.

     If, upon Participant's termination of employment, the vested amount in his Participant"s Accounts does not exceed $3,500 (or any other amount as may, by regulations of the Secretary of the Treasury, be established as the maximum amount that may be paid out in such event without the Participant's consent), the Committee shall direct the Trustee to distribute, before the close of the second Plan Year following the Plan Year in which the Participant's termination of employment occurred, the then vested amount in such accounts to the Participant. If the then vested amount in a Participant's Accounts exceeds $3,500, the Participant may file with the Committee a written request and consent to the payment of the entire vested amount of such Accounts. If such a filing is made, the Committee shall direct the Trustee to pay out such amount in a distribution before the close of the second Plan Year following the Plan Year in which the Participant's termination of employment occurred.

6.06 Reinstatement of Forfeited Accounts
     -----------------------------------

     (a) With respect to a Participant who receives a distribution pursuant to Article 6.05 and whose Termination Date occurs before he is one hundred percent Vested in his Company Matching Contributions Account, the Participant may repay to the Plan the full amount distributed to him from such account; provided, however, that the

          repayment must occur before the earlier of: (a) the date five (5) years after the date he is subsequently re-employed by the Company, or (b) the day the Participant incurs his fifth consecutive one (1) year Period of Severance commencing after the date of the distribution. After such repayment, the balance in the Participant's Company Matching Contribution Account shall be adjusted to the value of the balance in his Company Matching Contribution Account on the date the repaid distribution was originally made to the Participant. The difference between the amount repaid by the Participant and the balance in his Company Matching Contribution Account on the date the repaid distribution was originally made shall be funded by all unallocated forfeitures incurred in the Plan Year of repayment to the extent necessary to reinstate the Participant's Company Matching Contribution Account in full, and to the extent such forfeitures are inadequate, by additional Company contributions.

     (b) With respect to a Participant who terminates employment without being one hundred percent Vested in his Company Matching Contributions Account and who is reemployed after incurring five
          (5) consecutive one (1) year Periods of Severance, Years of Service subsequent to his reemployment will not increase the Vested percentage of the amount in his Company Matching Contributions Account as of such prior termination of employment.


                                  ARTICLE 7
                                  ---------

                           DISTRIBUTION OF BENEFITS
                           ------------------------

7.01 Form of Distribution
     --------------------

     Amounts distributable pursuant to Article 6 will be distributed as follows:

     (a) If any Investment Fund is invested in whole or in part in Common stock of the Company, distributions from such Investment Fund will be made in full shares of common stock of the Company plus cash in lieu of any fractional share. Upon written application to the Committee a Participant or, if applicable, his Beneficiary may request a single sum payment entirely in cash.

     (b) Distribution from other Investment Funds will be made in a single sum payment in cash.

7.02 Timing of Distributions
     -----------------------

     (a) Distributions under the Plan pursuant to Article 6 will begin as soon as practicable, but not later than sixty days following the end of the Plan Year in which the Participant attains age sixty-five
          (65) or terminates employment, if later. If a Participant is rehired by the Company before his benefit is distributed by the Trustee, such Participant will not be entitled to receive the distribution until he again terminates his employment with the Company.

     (b) If the Vested value of the Participant's Accounts exceeds $3,500 dollars or any other amount as may, by regulations of the Secretary

<
          of the Treasury, be established as the maximum amount that may be paid out in such event without the Participant's consent), the Participant's written consent is required for a distribution commencing before he attains age sixty five (65). If a Participant postpones his distribution to age sixty five (65), he will continue to share in the allocation of investment income pursuant to section
          4.04 up to the earlier of his Normal Retirement Age or the Valuation Date preceding the date he makes a written election to receive his nonforfeitable Accounts.

     (c) Upon written application to the Committee an Eligible Employee who is a Participant and who has attained his Normal Retirement Age may elect to defer receipt of his distribution to a date not later than April 1 following the Plan Year in which the Participant attains age 70-1/2. However, a Participant who elects to defer receipt of benefits may not do so to the extent that he is creating a death benefit that is more than incidental.

     (d) The benefit payable to a Beneficiary will be paid no later than 5 years after the Participant's death.

     (e) Notwithstanding anything in this Plan to the contrary, all Plan distributions shall be determined and made in accordance with Code
          Section 401(a)(9) and the Treasury Regulations thereunder including the minimum distribution incidental benefit requirement of Treasury Regulation Section 1.401(a)(9)-2.

7.03 Eligible Rollover Distributions.
     -------------------------------

     Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article 7, effective for distributions made on or after January 1, 1993, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section, the following definitions shall apply.

     An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an "eligible rollover distribution" does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and provided further that the determination of what constitutes an "eligible rollover distribution" shall at all times be made in accordance with the current rules of Code Section 402(c), which shall be controlling for this purpose.

     An "eligible retirement plan" is an individual retirement account described in Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity Plan described in Code Section 403(a), or a qualified Trust described in Code Section 401(a) that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving Spouse, an "eligible retirement plan" is an individual retirement account or individual retirement annuity.


     A "distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the Alternate Payee under a Qualified Domestic Relations Order are distributees with regard to the interest of the Spouse or former Spouse.

     A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

     In prescribing the manner of making elections with respect to eligible rollover distributions, as described above, the Committee may provide for the uniform, nondiscriminatory application of any restrictions permitted under applicable Sections of the Code and related rules and regulations, including a requirement that a distributee may not elect a partial direct rollover in an amount less than $500 and a requirement that a distributee may not elect to make a direct rollover from a single eligible rollover distribution to more than one eligible retirement plan. Moreover, if a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

     (1) The Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

     (2) The Participant, after receiving the notice, affirmatively elects a distribution.


                                  ARTICLE 8
                                  ---------

                             PLAN ADMINISTRATION
                             -------------------

8.01 Appointment of Committee
     ------------------------

     The Plan shall be administered by a Committee appointed by the President of the Company, subject to the approval of the Bord. The Committee shall be composed of no more than five and no fewer than three members who shall hold office at the pleasure of the Board. Such members may, but need not, be Employees. Any person appointed a member of the Committee shall signify acceptance by filing a written acceptance with the Secretary of the Committee. Any member of the Committee may resign by delivering a written resignation to the President of the Company and the Secretary of the Committee. Such resignation shall be effective no earlier than the date of the written notice.

8.02 Powers and Duties
     -----------------

     The Committee will have full power to administer the Plan and shall determine questions of interpretation or policy. The Committee's construction or determination shall be final and binding on all parties. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the manner and to the extent deemed necessary or advisable to carry out the purpose of this Plan. The Committee shall have all powers necessary or appropriate to accomplish the Committee's duties under this Plan. The Committee is the named fiduciary within the meaning of Section 402(a) of ERISA for purposes of Plan administration.


     The Committee's powers and duties, unless properly delegated, will include, but will not be limited to:

     (a) Allocating fiduciary responsibilities, other than Trustee responsibilities as defined in ERISA Section 405(c), among the named fiduciaries and to designate one or more other persons to carry out fiduciary responsibilities.

     (b) Designating agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities.

     (c) Deciding factual and nonfactual questions relating to eligibility, Service, and amounts of benefits.

     (d) Deciding disputes that may arise with regard to the rights of Employees, Participants and their legal representatives, or Beneficiaries under the terms of the Plan. Decisions by the Committee will be deemed final in each case.

     (e) Obtaining information from the Company with respect to its Employees as necessary to determine the rights and benefits of Participants under the Plan. The Committee may rely conclusively on such information furnished by the Company.

     (f)  Compiling and maintaining all records necessary for the Plan.

     (g) Authorizing the Trustee to make payment of all benefits as they become payable under the Plan.

     (h) Engaging such legal, administrative, consulting, actuarial, investment, accounting, and other professional services as the Committee deems proper.

     (i) Adopting rules and regulations for the administration of the Plan that are not inconsistent with the Plan. The Committee may, in a nondiscriminatory manner, waive the timing requirements of any notice or other requirements described in the Plan. Any such waiver will not obligate the Committee to waive any subsequent timing or other requirements for other Participants.

     (j)  Performing other actions provided for in other parts of this Plan.

     (k) Upon receipt of a domestic relations order, notifying the Participant and the Alternate Payee (which notice shall include this Plan's procedure for determining whether the order is a Qualified Domestic Relations Order) of the receipt of the order; and within a reasonable time, determining whether the order constitutes a Qualified Domestic Relations Order by: (a) personal review of the order; (b) receipt of an opinion of counsel; (c) seeking judicial interpretation and determination; or (d) any combination or all of the foregoing; and, upon said determination, communicating its decision in writing to the Participant, the Alternate Payee, and if the decision affects a Participant's or Alternate Payee's Accounts, the Trustee, as soon as practicable.


8.03 Actions by the Committee
     ------------------------

     A majority of the members composing the Committee at any time will constitute a quorum. The Committee may act at a meeting, or in writing without a meeting, by the vote or assent of a majority of its members. The Committee will elect one of its members as Chairperson and may elect a Secretary who may, but need not, be a member of the Committee. The Secretary will record all action taken by the Committee. The Committee will have authority to designate in writing one of its members or any other person as the person authorized to execute papers and perform other ministerial duties on behalf of the Committee.

8.04 Interested Committee Members
     ----------------------------

     No member of the Committee will participate in an action of the Committee on a matter which applies solely to that member. Such matters will be determined by a majority of the remainder of the Committee.

8.05 Investment Manager
     ------------------

     The Committee, by action reflected in its minutes, may appoint one or more investment managers, as defined in Section 3(38) of ERISA, to manage all or a portion of the assets of the Plan or to select Investment Funds. An investment manager will discharge its duties in accordance with applicable law and in particular in accordance with
     Section 404(a)(1) of ERISA. An investment manager, when appointed, will have full power to either manage the assets of the Plan for which it has responsibility or to select Investment Funds, and neither the Company nor the Committee will thereafter have responsibility for the management of such assets or, if applicable, selecting Investment Funds.

8.06 Indemnification
     ---------------

     The Company, by this adoption, indemnifies and holds the members of the Committee, jointly and severally, harmless from the effects and consequences of their acts, omissions, and conduct in their official capacities, except to the extent that the effects and consequences result from their own willful misconduct, breach of good faith, or gross negligence in the performance of their duties. The foregoing right of indemnification will not be exclusive of other rights to which each such member may be entitled by any contract or other instrument or as a matter of law.

8.07 Conclusiveness of Action
     ------------------------

     Any action on matters within the discretion of the Committee will be conclusive, final, and binding upon all Participants in the Plan and upon all persons claiming any rights, including Beneficiaries.

8.08 Payment of Expenses
     -------------------

     The members of the Committee will serve without compensation for their services. The compensation or fees of accountants and other specialists and any other costs of administering the Plan or Trust Fund will be paid by the Trust Fund unless paid by the Company in its discretion.


8.09 Claims for Benefits
     -------------------

     Any claim for benefits under this Plan shall be made in writing by a Participant or a Beneficiary, or his or her authorized representative, to the Committee on forms provided by the Committee. If the claim for benefits is wholly or partially denied, the Committee, within ninety
     (90) calendar days after receipt of the claim, shall notify the Participant or the Beneficiary of the denial of the claim. The notice of denial: (a) shall be in writing; (b) shall be written in a manner calculated to be understood by the Participant or the Beneficiary; and
     (c) shall contain: (1) the specific reason or reasons for denial of the claim; (2) a specific reference to the Plan provisions upon which the denial is based; (3) a description of any additional material or information necessary to perfect the claim, along with an explanation of why the material or information is necessary; and (4) an explanation of the claim review procedure.

     The ninety (90) calendar day period, under special circumstances, may be extended up to an additional ninety (90) calendar days upon written notice of the extension to the Participant or the Beneficiary which notice shall specify the special circumstances and the extended date of the decision. Notice of the extension must be given prior to expiration of the initial ninety (90) calendar day period. If no notice of decision is given within the periods specified above, the claim shall be deemed to have been denied on the last day of the applicable ninety (90) or one hundred eighty (180) day period and the Participant or the Beneficiary, or his or her authorized representative, may file a request for review as provided in Section 8.10.

8.10 Request for Review of Denial
     ----------------------------

     Within sixty (60) days after the receipt by the Participant or Beneficiary of a claim denial (or after the date a claim is deemed denied), the Participant or the Beneficiary has a maximum of sixty (60) calendar days to file a written request that the Committee conduct a full and fair review of the denied claim. The claimant, or his authorized representative, may review pertinent documents and submit issues and comments in writing to the Committee in connection with the review.

8.11 Decision on Review of Denial
     ----------------------------

     The Committee shall provide the Participant or the Beneficiary with a final written decision on the review of the denial within sixty (60) days after the receipt of the aforesaid request for review, except that if there are special circumstances (such as the need to hold a hearing, if necessary) which require an extension of time for processing, the aforesaid sixty (60) day period shall, upon written notice to the Participant or Beneficiary, be extended an additional sixty (60) days.

     The decision on review of the denial shall: (a) be written in a manner calculated to be understood by the Participant or the Beneficiary; (b) include the specific reason or reasons for the decision; and (c) contain a specific reference to the Plan provisions upon which the decision is based. If the decision on review is not delivered to the Participant or the Beneficiary within the periods specified, the claim shall be considered denied on review on the last day of the applicable sixty (60) or one hundred twenty (120) day review period.


8.12 Notice of Time Limits
     ---------------------

     When a Participant or a Beneficiary files a claim, the Committee shall notify him or her of the claim and review procedure including the time periods involved.


                                  ARTICLE 9
                                  ---------

                AMENDMENT, TERMINATION, AND MERGER OF THE PLAN
                ----------------------------------------------

9.01 Right to Amend the Plan
     -----------------------

     The Board will have the right at any time and from time to time to adopt a written amendment, amending in whole or in part, any provision of the Plan. The Committee shall also have the power to adopt written amendments to the Plan that (i) are necessary or appropriate to satisfy the Code or ERISA, and all regulations thereto, or (ii) do not increase the rate of Section 3.02 Company Matching Contribution or costs to the Plan. No such amendment shall increase the duties or responsibilities of the Trustee without the Trustee's written consent. No amendment will be made to this Plan that attempts to transfer any part of the corpus or income of the Trust Fund to purposes other than the exclusive benefit of Participants and their Beneficiaries, nor may any amendment disturb the Vested rights of any Participant.

9.02 Right to Terminate the Plan
     ---------------------------

     The Board will have the right to adopt a written amendment to terminate the Plan in whole or in part at any time. To the extent required under the Code, upon termination, partial termination, or complete discontinuance of contributions to the Plan, all Accounts of affected Participants will become one hundred percent (100%) Vested.

9.03 Plan Merger and Consolidation
     -----------------------------

     If the Plan is merged or consolidated with any other Plan, or if the assets or liabilities of the Plan are transferred to any other Plan, each Participant will be entitled to a benefit immediately after the merger, consolidation, or transfer, determined as if the Plan had then terminated, at least equal to the benefit to which the Participant would have been entitled had the Plan terminated immediately before such merger, consolidation, or transfer.


                                  ARTICLE 10
                                  ----------

                          TRUST FUND AND THE TRUSTEE
                          --------------------------

10.01     Selection of Trustee
          --------------------

     The Board will select a Trustee to hold the Trust Fund in accordance with the terms of an agreement. Except to the extent otherwise provided in this Plan, responsibility for the management, investment, and disposition of Plan assets will belong to the Trustee except to the extent the Committee reserves such responsibility for itself or appoints

     an Investment Manager pursuant to Section 8.05. To the extent the Committee or Investment Manager is given this responsibility, the Trustee will not be liable by reason of its taking or refraining from taking any action at the direction of the Committee or Investment Manager. If the Trustee manages and invests the Trust Fund, the agreement with the Trustee may include a provision authorizing the Trust Fund or a portion thereof to be invested in a joint or associated Trust Fund or Common Trust Fund.

     The Board may, from time to time, adopt a resolution causing a change in Trustees or the termination of the Trust and invest Plan assets in any other method acceptable under ERISA.


                                  ARTICLE 11
                                  ----------

                         TOP-HEAVY PLAN REQUIREMENTS
                         ---------------------------

11.01     General Rule
          ------------

     For any Plan Year for which this Plan is a Top-Heavy Plan, as defined in
     Section 11.07, and despite any other provisions of this Plan to the contrary, this Plan will be subject to the provisions of this Article 11.

11.02     Vesting Provisions
          ------------------

     Each Eligible Employee who has completed an Hour of Service during the Plan Year in which the Plan is Top-Heavy will have the Vested portion of his Company Matching Contributions Account determined according to
     Section 6.04.

11.03     Minimum Contribution Provision
          ------------------------------

     Each Eligible Employee who is a Non-Key Employee, as defined in Section
     11.09 and is employed on the last day of the Plan Year even if such Eligible Employee has failed to complete one thousand (1,000) Hours of Service during such Plan Year or was excluded from the Plan for failing to make Deferrals to the Plan, will be entitled to have the aggregate of Contributions and forfeitures allocated to his Company Matching Contributions Account and Deferral Account equal not less than three percent (3%) (the "Minimum Contribution Percentage") of his Compensation. This Minimum Contribution Percentage will be reduced for any Plan Year to the percentage at which such contributions (including forfeitures) are made or are required to be made under the Plan for the Plan Year for the Key Employee for whom such percentage is the highest for such Plan Year. For this purpose, the percentage with respect to a Key Employee, as defined in Section 11.08, will be determined by dividing such contributions (including forfeitures) made for such Key Employee by the amount of his total Compensation for the Plan Year.

     Contributions considered under the first paragraph of this Section 11.03 will include the contributions described above under this Plan and contributions under all other defined contribution Plans required to be included in an Aggregation Group (as defined in Section 11.07), but will not include any Plan required in such aggregation group if the Plan enables a defined contribution Plan required to be included in such group to meet the requirements of the Code prohibiting discrimination as

     to contributions or benefits in favor of Employees who are officers, shareholders, or the highly compensated or prescribing the minimum participation standards.

     Contributions considered under this Section will not include any contributions under the Social Security Act or any other federal or state law.

11.04     Limitation on Compensation
          --------------------------

     A Participant's annual Compensation taken into account under this
     Article 11, for purposes of computing benefits under this Plan will be as indicated in Article I.

11.05     Limitation on Contributions
          ---------------------------

     In the event that the Company also maintains a defined benefit Plan providing benefits on behalf of Participants in this Plan, one of the two following provisions will apply:

     (a) If for the Plan Year this Plan would not be a "top-heavy" Plan as defined in section 11.07 below if "ninety percent (90%)" were substituted for "sixty percent (60%)," then section 11.03 will apply for such Plan Year as if amended so that the "four percent (4%)" were substituted for "three percent (3%)."

     (b)  If for the Plan Year this Plan either

          (i) is subject to Section 11.05(a) but does not provide the additional minimum contribution as required therein or

          (ii)   would continue to be a "Top-Heavy Plan" as defined in
                 section 11.07 if "ninety percent (90%)" were substituted for "sixty percent (60%)," then the denominator of both the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction will be calculated as set forth in section 3.04(c) for Plan Year by substituting "one" for "one and twenty-five hundredths" in each place such figure appears, except with respect to any individual for whom there are no Company Matching Contributions or forfeitures allocated or any accruals for such individual under the Defined Benefit Plan.

11.06     Coordination with Other Plans
          -----------------------------

     In the event that the Company maintains a Top-Heavy Defined Benefit Plan under which contributions or benefits are provided on behalf of a Participant in this Plan, such other Plan will be treated as a part of this Plan pursuant to applicable principles set forth in Revenue Ruling 81-202 in determining whether the Plans are providing benefits at least equal to the minimum benefit required under the Defined Benefit Plan.
     If the Plan is subject to section 11.05(b) but the Company does not substitute "one" for "one and twenty-five hundredths" as required by section 11.05(b), the applicable percentage under the Defined Benefit Plan will be increased by one percentage point (up to a maximum of ten percentage points).

     If the Company maintains more than one Plan, non-key Employees covered under only a Defined Benefit Plan will receive the defined benefit

     minimum. Non-key Employees covered only by a Defined Contribution Plan will receive the defined contribution minimum. Where all Plans involved are Defined Contribution Plans, only this Plan need provide the minimum contribution for all Participants of the required aggregation group.

11.07     Determination of Top-Heavy Status
          ---------------------------------

     The Plan will be a Top-Heavy Plan for any Plan Year if, as of the Determination Date (as defined in subsection (b) below, the aggregate value of Accounts (as defined in subsection (d) below) under the Plan for all Key Employees (as defined in Section 11.08 below) exceeds 60 percent of the value of the aggregate of the Accounts for all Employees, or if this Plan is required to be in an Aggregation Group (as defined in subsection (a) below) which for such Plan Year is a Top-Heavy Group (as defined in subsection (c) below).

     For purposes of this Article, the capitalized words have the following meanings:

     (a) "Aggregation Group" means the group of Plans, if any, that includes both the group of Plans required to be aggregated and the group of Plans permitted to be aggregated.

          (i) The group of Plans required to be aggregated (the "required aggregation group") includes:

                 (A) Each Plan of the Affiliated Company in which a Key Employee is a Participant, (in the Plan year containing the determination date or any of the four preceding years) including Collectively Bargained Plans, and

                 (B) Each other Plan, including Collectively Bargained Plans, of the Affiliated Company that enables a Plan in which a Key Employee is a Participant to meet the requirements of the Code prohibiting discrimination as to contributions or benefits in favor of Employees who are officers, shareholders, or highly compensated or prescribing the minimum participation standards.

          (ii) The group of Plans that are permitted to be aggregated (the "permissive aggregation group") includes the required aggregation group plus one or more Plans of the Affiliated Company that is not part of the required aggregation group and that the Committee certifies as a Plan within the permissive aggregation group. Such Plan or Plans may be added to the permissive aggregation group only if, after the addition, the aggregation group as a whole continues not to discriminate as to contributions or benefits in favor of officers, shareholders, or the highly compensated and to meet the minimum participation standards under the Code.

     (b) "Determination Date" means for any Plan Year the last day of the immediately preceding Plan Year. However, for the first Plan Year of this Plan, Determination Date means the last day of that Plan Year.


     (c) "Top-Heavy Group" means the Aggregation Group, if as of the appli-cable Determination Date, the sum of the present value of the cumulative accrued benefits for Key Employees under all Defined Benefit Plans included in the Aggregation Group plus the aggregate of the Accounts of Key Employees under all Defined Contribution Plans included in the Aggregation Group exceeds sixty percent of the sum of the present value of the cumulative accrued benefits for all Employees, excluding former Key Employees, under all such Defined Benefit Plans plus the aggregate Accounts for all Employees, excluding former Key Employees, under all such Defined Contribution Plans. If the Aggregation Group that is a Top-Heavy Group is a required aggregation group, each Plan in the group will be a Top-Heavy Plan. If the aggregation group that is a Top-Heavy Group is a permissive aggregation group, only those Plans that are part of the required aggregation group will be treated as Top-Heavy Plans. If the Aggregation Group is not a Top-Heavy Group, no plan within such group will be a Top-Heavy Plan.

     (d) "Value of Accounts" means the sum of (i) the value, as of the most recent Valuation Date occurring within the twelve months ending on the Determination Date, of the Participant's Accounts and (ii) contributions due to such Accounts as of the Determination Date, minus (iii) withdrawals from such Accounts since such Valuation Date.

     (e) In determining whether this Plan constitutes a Top-Heavy Plan, the Committee will make the following adjustments:

          (i) When more than one Plan is aggregated, the Committee will determine separately for each Plan as of each Plan's Determination Date the present value of the accrued benefits or account balance. The results will then be aggregated by adding the results of each Plan as of the Determination Dates for such Plans that fall within the same calendar year.

          (ii) In determining the present value of the cumulative accrued benefit or the amount of the account of any Employee, such present value or account will include the amount in dollar value of the aggregate distributions made to such Employee under the applicable Plan during the 5-year period ending on the Determination Date unless reflected in the value of the accrued benefit or account balance as of the most recent Valuation Date. The amounts will include distributions to Employees representing the entire amount credited to their Accounts under the applicable Plan.

          (iii) Further, in making such determination, such present value or such account will not include any rollover contribution (or similar transfer) initiated by the Employee.

     (f) In any case where an individual is a Non-Key Employee with respect to an applicable Plan but was a Key Employee with respect to such Plan for any previous Plan Year, any-accrued benefit and any account of such Employee will be altogether disregarded. For this purpose, to the extent that a Key Employee is deemed to be a Key Employee if he or she met the definition of Key Employee within any of the four preceding Plan Years, this provision will apply following the end of such period of time.


     (g) Further, in making such determination, if any Participant has not performed any Service for the Company at any time during the five-year period ending on the Determination Date, any accrued benefit or the account for such Participant will not be included.

11.08     Definition of Key Employee
          --------------------------

     "Key Employee" means any Employee (including a former or deceased Employee) under this Plan who, at any time during the Plan Year in question or during any of the four preceding Plan Years, is or was one of the following:

     (a) An officer of the Company having Annual Compensation of fifty percent or more of the amount in effect under code Section 415(b)(1)(A) for any such Plan Year. Whether an individual is an officer will be determined by the Company on the basis of all the facts and circumstances, such as an individual's authority, duties, and term of office, not on the mere fact that the individual has the title of an officer. For any such Plan Year, officers will be no more than the fewer of:

          (i)    50 Employees; or

          (ii)   The greater of 3 Employees or 10 percent of the Employees.

          For this purpose, the highest-paid officers will be selected.

     (b) One of the ten Employees having annual Compensation from the Company of more than the limitation in effect under Code Section 415(c)(1)(A), and owning (or considered as owning, within the meaning of the constructive ownership rules of the Code) both more than one-half percent interest and the largest interests in the Company. If two Employees have the same interest in the Company, the Employee having greater annual Compensation from the Company will be treated as having a larger interest.

     (c) Any person who owns (or is considered as owning, within the meaning of the constructive ownership rules of the Code) more than five percent of the outstanding stock of the Company or stock possessing more than five percent of the combined voting power of all stock of the Company.

     (d) A one percent owner of the Company having Annual Compensation from the Company of more than $150,000 and possessing more than 1 percent of the combined total voting power of all stock of the Company. For purposes of this Section 11.08, a Beneficiary of a Key Employee will be treated as a Key Employee. For purposes of subsections (c) and (d), each Company and/or Affiliated Company is treated separately in determining ownership percentages; but, in determining the amount of Compensation, an Employee's total Compensation is taken into account.

11.09     Definition of Non-Key Employee
          ------------------------------

     The term "Non-Key Employee" means any Employee (and any Beneficiary of an Employee) who is not a Key Employee.


                                 ARTICLE 12
                                 ----------

                                MISCELLANEOUS
                                -------------

12.01     Limitation on Distributions
          ---------------------------

     Notwithstanding any provision of this Plan regarding payment to Beneficiaries, Participants, or any other person, the Committee may withhold payment to any person if the Committee determines that such payment may expose the Plan to conflicting claims for payment.As a condition for any payments, the Committee may require such consent, representations, releases, waivers, or other information as it deems appropriate. The Committee may, in its discretion, comply with the terms of any judgment or other judicial decree, order, settlement, or agreement including, but not limited to, a Qualified Domestic Relations Order as defined in Code Section 414(p).

12.02     Limitation on Reversion of Contributions
          ----------------------------------------

     Except as provided in subsections (a) through (c) below, Company Matching Contributions made under the Plan will be held for the exclusive benefit of Participants and their Beneficiaries and may not revert to the Company.

     (a) In the case of contributions conditioned on the Plan's initial qualification under Sections 401(a) and 401(k) of the Internal Revenue Code, if the Plan does not qualify, such contributions may be returned to the Company within one year after the date the Plan's qualification is denied. The maximum Company Matching Contribution that may be returned to the Company will not exceed the amount actually contributed to the Plan, or the value of such contribution on the date it is returned to the Company, if less.

     (b) Unless the Board in a resolution authorizing a Plan contribution states that the contribution is made unconditionally and without regard to its deductibility under the appropriate section of the Code, any contribution by the Employer to the Trust (except a top heavy contribution) is conditioned upon the deductibility of the contribution by the Employer under the applicable section of the Code. To the extent any such deduction is disallowed or made as a result of a mistake of fact, the Employer may demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following (i) a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a court of competent jurisdiction, or, (ii) the date of the mistaken contribution, whichever applies. Earnings of the Plan attributable to the excess or mistaken contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

12.03     Voluntary Plan
          --------------

     The Plan is purely voluntary on the part of the Company and neither the establishment of the Plan nor any Plan amendment nor the creation of any fund or account, nor the payment of any benefits will be construed as giving any Employee or any person legal or equitable right against the Company, the Trustee, or the Committee unless specifically provided for

     in this Plan or conferred by affirmative action of the Committee or the Company according to the terms and provisions of this Plan. Such actions will not be construed as giving any Employee or Participant the right to be retained in the service of the Company. All Employees and/or Participants will remain subject to discharge to the same extent as though this Plan had not been established.

12.04     Nonalienation of Benefits
          -------------------------

     Participants and their Beneficiaries are entitled to all the benefits specifically set out under the terms of the Plan, but said benefits or any of the property rights in the Plan will not be assignable or distributable to any creditor or other claimant of such Participant. A Participant will not have the right to anticipate, assign, pledge, accelerate, or in any way dispose of or encumber any of the monies or benefits or other property that may be payable or become payable to such Participant or his Beneficiary provided, however, the Company, Trustee, or Committee shall recognize and comply with a properly executed Qualified Domestic Relations Order.

12.05     Inability to Receive Benefits
          -----------------------------

     If the Committee receives evidence that a person entitled to receive any payment under the Plan is physically or mentally incompetent to receive payment and to give a valid release, and another person or an institution is maintaining or has custody of such person, and no Guardian, Committee, or other representative of the estate of such person has been duly appointed by a court of competent jurisdiction, then any distribution made under the Plan may be made to such other person or institution. The release of such other person or institution will be a valid and complete discharge for the payment of such distribution.

12.06     Unclaimed Benefits
          ------------------

     If the Committee is unable, after reasonable and diligent effort, to locate a Participant or Beneficiary who is entitled to a distribution under the Plan, the distribution due such person will be forfeited after two years. If, however, the Participant or Beneficiary later files a claim for such benefit, it will be reinstated without any interest earned thereon. Notification by certified or registered mail to the last known address of the Participant or Beneficiary will be deemed a reasonable and diligent effort to locate such person. The reinstatement of benefits shall be funded by forfeitures incurred in the Plan Year of reinstatement to the extent necessary to reinstate the benefits in full, and to the extent such forfeitures are inadequate, by additional Company contributions.

     Notwithstanding anything in this Plan to the contrary, if after the adoption of a resolution to terminate the Plan a Participant's or Beneficiary's benefit under the Plan remains payable due to the inability of the Committee or Trustee to locate such Participant or Beneficiary, the Committee or the Trustee shall attempt to locate the Participant or Beneficiary by either (a) mailing a notice (describing the Plan benefits due such person) to such Participant or Beneficiary's last known address as supplied by the Social Security Administration, or
     (b) request, pursuant to Revenue Procedure 94-22 and Internal Revenue Service Policy Statement P-1-187, that the Internal Revenue Service forward a notice similar to that described in clause (a) to such person.


     If the Participant or Beneficiary cannot be located after the Committee or the Trustee has taken the notification step described in clause
     (a) or (b) of the preceding paragraph, the Trustee shall deposit all Plan benefits payable to the lost or missing Participant or Beneficiary in an interest bearing savings account at a federally insured bank; the lost or missing Participant or Beneficiary shall be listed as the sole owner of such account and have the unconditional right to withdraw all funds therein.

12.07     Limitation of Rights
          --------------------

     Nothing expressed or implied in the Plan is intended or will be construed to confer upon or give to any person, firm, or association other than the Company, the Participants, the Beneficiaries, and their successors in interest any right, remedy, or claim under or by reason of this Plan.

12.08     Invalid Provisions
          ------------------

     In case any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan. The Plan will be construed and enforced as if the illegal and invalid provisions had never been included.

12.09     One Plan
          --------

     This Plan may be executed in any number of counterparts, each of which will be deemed an original and the counterparts will constitute one and the same instrument and may be sufficiently evidenced by any one counterpart.

12.10     Use and Form of Words
          ---------------------

     Whenever any words are used herein in the masculine gender, they will be construed as though they were also used in the feminine gender in all cases where they would apply, and vice versa. Whenever any words are used herein in the singular form, they will be construed as though they were also used in the plural form in all cases where they would apply, and vice versa.

12.11     Headings
          --------

     Headings of Articles and Sections are inserted solely for convenience and reference, and constitute no part of the Plan.

12.12     Governing Law
          -------------

     The Plan will be governed by and construed according to the federal laws governing Employee benefit plans qualified under the Code and according to the laws of the State of Nevada where such laws are not in conflict with the aforementioned federal laws.


     IN WITNESS WHEREOF, Southwest Gas Corporation has adopted this Plan this ______ day of __________________, 1994.


                                SOUTHWEST GAS CORPORATION
                                -------------------------


Date:                           By:
     --------------------          -----------------------------------
                                Title:
                                      --------------------------------

                                By:
                                    ----------------------------------
                                Title:
                                      --------------------------------


                          SOUTHWEST GAS CORPORATION
                          EMPLOYEES' INVESTMENT PLAN
                          --------------------------

                        Schedule A -- Investment Funds
                        ------------------------------

Description of Investment Funds
- -------------------------------

     Fund A - Company Stock Fund
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     A Company Stock Fund consisting of Southwest Gas Corporation stock and cash as necessary to permit an orderly investment of assets.

     Fund B -  Equity Fund
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     A fund consisting of a diversified portfolio of stocks.

     Fund C - Money Market Fund
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     A fund consisting of short-term, fixed-income securities.

     Fund D - Fixed Income Fund
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     A fund consisting of a broad range of fixed-income securities.

     Fund E - Guaranteed Income Account
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     A fund consisting of contracts with insurance companies that guarantee a fixed rate of interest for a specified period of time. As of July 1, 1994, no new investments may be made in Fund E, and existing investments will be held in this fund only until the individual insurance contracts in which they are invested mature, at which time they will be transferred to other Investment Funds in accordance with the rules below relating to the designation of Investment Funds.

     Fund F -  Aggressive Balanced Fund
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     A  diversified mix of equity, income, and money market funds with an emphasis on equity funds to promote growth.

     Fund G - Moderate Balanced Fund
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     A diversified mix of equity, income, and money market funds with a more balanced mix of these elements than is provided by either the Aggressive Balanced Fund or the Conservative Balanced Fund.


     Fund H - Conservative Balanced Fund
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     A diversified mix of equity, income, and money market funds with an emphasis on money market funds to promote capital preservation.

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     Fund I - Loan Fund
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     A fund consisting of an individual accounting of each loan established in accordance with Section 5.03.

Designation of Investment Funds
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     A Participant's Deferrals and Excess Contributions may be invested entirely at his discretion, in increments of 10 percent, among the Investment Funds . In the complete absence of any designation, the Participant's Deferrals and/or Excess Deferrals will be invested in Fund A.

     A Participant's Company Matching Contribution Account will be invested in Fund A, except as otherwise determined under the rules in (b) below relating to transfers between Investment Funds.

Transfer Between and Among Investment Funds
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     (a)  A Participant may transfer amounts representing his Deferrals and
          Excess Deferrals from one Investment Fund to another. Transfer of amounts from Fund A to another Investment Fund will be subject to ability to convert shares of stock to cash.

     (b) Upon attaining age 50, a Participant may transfer amounts representing his Company Matching Contribution Account invested in Fund A to Fund C, in accordance with Section 4.02. Upon making such election 100% of the amount in Fund A will be transferred to Fund C as rapidly as the Committee deems advisable to preserve the liquidity of Fund A and all subsequent Company Matching Contributions made on behalf of such Participant shall be invested in Fund C.

     (c) The investment of a Participant's entire Account Balance is subject to the rules of Section 7.02 once the Participant becomes entitled to a distribution pursuant to Section 7.02.

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